Exhibit 10.2

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PURCHASE AND SALE AGREEMENT

BY AND AMONG

BLUEPRINT MEDICINES CORPORATION,

GARNICH ADJACENT INVESTMENTS S.A.R.L.

THE VARIOUS OTHER PURCHASERS FROM TIME TO TIME PARTY HERETO,

AND

GARNICH ADJACENT INVESTMENTS S.À.R.L.,

AS PURCHASER’S REPRESENTATIVE

DATED AS OF JUNE 30, 2022

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

Index of Exhibits, Schedules and Annexes

Exhibit A:Bill of Sale

Exhibit B:Form of Revenue Report

iii

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT, dated as of June 30, 2022 (this “Agreement”), is made and entered into by and among BLUEPRINT MEDICINES CORPORATION, a Delaware corporation (“Company” or “Seller”), GARNICH ADJACENT INVESTMENTS S.À.R.L., the other Purchasers from time to time party hereto, and GARNICH ADJACENT INVESTMENTS S.À.R.L. (“Garnich”), as representative for the Purchasers (in such capacity, “Purchaser’s Representative”).

W I T N E S S E T H:

WHEREAS, Company is in the business of, among other things, developing and Commercializing the Products (as defined below); and

WHEREAS, the Purchasers desire to purchase the Revenue Participation Rights (as defined below) from Company in exchange for payment of the Purchase Price (as defined below), and Company desires to sell the Revenue Participation Rights to the Purchasers in exchange for the Purchasers’ payment of the Purchase Price, in each case on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company, the Purchasers and Purchaser’s Representative hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1Definitions. The following terms, as used herein, shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote [***] or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or capital stock, by contract or otherwise.  Notwithstanding anything herein to the contrary, in no event shall Purchaser’s Representative or any Purchaser or any of their Affiliates or Related Funds be considered an “Affiliate” of Company.

“Agreement” is defined in the preamble.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, and the

anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Purchasers do business.

“Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), (c) the USA PATRIOT Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Applicable Percentage” means 9.75%; provided, that if AYVAKIT Franchise Net Sales for the trailing four fiscal quarter period ending on [***] (as determined based upon the financial statements delivered pursuant to Section 6.1(a) and Section 6.1(b) and the reports delivered pursuant to Section 6.2(b) but subject to Section 6.3), then such percentage will automatically increase to 15.00% [***].

[***]

“AYVAKIT” means [***]

“AYVAKIT Franchise Net Sales” means aggregate worldwide Net Sales of the Products (excluding Net Sales of AYVAKIT in the CStone Territory).

“Bank Secrecy Act” as the meaning specified in the definition of “Anti-Terrorism Laws”.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Blocked Person” means any Person: (a) that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo program or (ii) as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law; (b) that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above; (c) which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and (d) that is affiliated or associated with a Person described in clauses (a), (b), or (c) above.

“BLU-263” means [***]

“Board of Directors” means, (a) with respect to any corporation or company, the board of directors of the corporation, company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York are permitted or required by applicable law or regulation to remain closed.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person; provided, that, with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840, GAAP as in effect on December 31, 2018 shall be applied.

“Change of Control” means, at any time, any of the following occurrences:

(a)any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall have acquired beneficial ownership of [***] or more on a fully diluted basis of the voting and/or economic interest in the securities or capital stock of Company or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Company; provided that for purposes of this provision, any Person or group shall not be deemed to beneficially own capital stock to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the capital stock in connection with the transactions contemplated; or

[***]

“Change of Control Repurchase Price” means (i) on or before [***] the Purchase Price multiplied by [***], (ii) on or before [***] the Purchase Price multiplied by [***] (iii) [***] the Purchase Price multiplied by [***].

“Clinical Trial” means a clinical trial intended to support the Marketing Approval or Commercialization of any Product.

“Clinical Updates” means (a) a summary of any material updates with respect to the Clinical Trials (other than those conducted pursuant to the CStone License that are not a Global Clinical Trial), including the number of patients currently enrolled in each such Clinical Trial, the number of sites conducting each such Clinical Trial, the material progress of each such Clinical Trial, any material modifications to each such Clinical Trial, including any changes to the primary and/or secondary endpoints or changes to the statistical analysis plan or any adverse events in the Clinical Trials, (b) written plans to start new Clinical Trials (other than those conducted pursuant to the CStone License that are not a Global Clinical Trial), and (c) investigator brochures for a Product (other than in respect of Clinical Trials conducted pursuant to the CStone License). Copies of internal presentations or reports of summaries of such material information or developments, and copies of presentations or reports received by the Seller from any Third Party, to the extent such presentations or reports include any applicable information required in the immediately preceding sentence, may constitute Clinical Updates with respect to such applicable information.

“CMC” means chemistry, manufacturing and controls with respect to a Product.

“Collateral” means (a) the Products [***] (b) all Product Rights, (c) all other tangible and intangible assets necessary for or material to the research, development, manufacture, use, approval or Commercialization of any Product, and (d) all products and proceeds (as defined in the UCC) from the foregoing (including all accounts and payment intangibles (each as defined in the UCC) arising from the sale, license or other disposition of the Products or Product Rights by Company or any Subsidiary) [***].

“Combination Product” means:

(a)a single pharmaceutical formulation (whether co-formulated or administered together via the same administration route) containing as its active ingredients both a Product and one or more other therapeutically or prophylactically active pharmaceutical or biologic ingredients (each an “Other Component”), or

(b)a combination therapy comprised of a Product and one or more Other Component(s), whether priced and sold in a single package containing such multiple products, packaged separately but sold together for a single price, in each case, including all dosage forms, formulations, presentations, and package configurations. Drug delivery vehicles, adjuvants and excipients will not be deemed to be “active ingredients”, except in the case where such delivery vehicle, adjuvant or excipient is recognized by the FDA as an active ingredient in accordance with 21 C.F.R. 210.3(b)(7) or by equivalent foreign Government Authority on the basis of supranational or national law. All references to Products in this Agreement shall be deemed to include Combination Products.

“Commercial Updates” means a summary of material updates with respect to Company’s and its Affiliates’ and any Licensee’s sales and marketing activities (including, without limitation, details on units of Product sold and net price per unit in each jurisdiction and the achievement of any development, sales, regulatory or other milestone event set forth in each Out-License) and, if material, commercial manufacturing matters with respect to a Product. Copies of internal presentations or reports of summaries of such material information or developments, and copies of presentations or reports received by the Seller from any Third Party, to the extent such presentations or reports include any applicable information required in the immediately preceding sentence, may constitute Commercial Updates with respect to such applicable information.

“Commercialization” means any and all activities directed to the distribution, marketing, detailing, promotion, selling and securing of reimbursement of a Product (including the using, importing, selling and offering for sale of such Product), and shall include post-Marketing Approval studies to the extent required by a Regulatory Authority, post-launch marketing, promoting, detailing, distributing, selling such Product, importing, exporting or transporting such Product for sale, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” shall mean to engage in Commercialization. Except with respect to post-Marketing Approval studies required by a Regulatory Authority, Commercialization shall not include any activities directed to the research or development (including pre-clinical and clinical development) or manufacture of a Product.

“Commercially Reasonable Efforts” means [***].

“Company” is defined in the preamble.

“Company Certificate” is defined in Section 5.1(g).

“Company Indemnified Parties” is defined in Section 7.1(b).

“Company Partner” is defined in Section 4.1(g)(i).

“Competing Product” [***].

“Confidential Information” is defined in Section 8.1.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement, license or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“CStone” means CStone Pharmaceuticals, a corporation organized under the laws of the Cayman Islands.

“CStone License” means that certain License and Collaboration Agreement, dated June 1, 2018, by and between Company and CStone, as amended from time to time [***].

“CStone Territory”  means each of (i) the People’s Republic of China, (ii) the Hong Kong Special Administrative Region of the People’s Republic of China, (iii) the Macao Special Administrative Region of the People’s Republic of China, and (iv) Taiwan.

“Data” means customer lists, correspondence, data, submissions and licensing and purchasing histories relating to customers of Company or any Subsidiary, and all other reports, information and documentation collected or maintained by Company or any Subsidiary regarding purchasers of Company products and the visitors to websites owned or controlled by Company or any of its Subsidiaries.

“Data Protection Laws” means applicable Requirements of Law concerning the protection, privacy or security of Personal Information (including any applicable laws of jurisdictions where the Personal Information was collected or otherwise processed) and other applicable consumer protection laws, and all regulations promulgated thereunder, including, without limitation, HIPAA, the General Data Protection Regulation (and all laws implementing or supplementing it), the California Consumer Privacy Act, and Section 5 of the Federal Trade Commission Act.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Disclosing Party” is defined in Section 8.1.

“Disclosure Schedule” means the Disclosure Schedule, dated as of the date hereof, delivered to Purchaser’s Representative and the Purchasers by Company concurrently with the execution of this Agreement.

“Distributor” means any Third Party that purchases Product in finished form from Company or its Affiliates, or sublicensees that take title to such Product, and distributes such Product directly to customers, but does not develop or manufacture such Product and does not make any royalty, profit-share, or other payment to Company or its Affiliates or sublicensees, other than payment for the purchase of Product for resale.

“Effective Date” means the date on which this Agreement becomes effective pursuant to Article 5.

“EMA” means the European Medicines Agency, or any successor agency thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“European Commission” means the European Union (EU) executive arm.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing In-License” is defined in Section 4.1(h)(i).

“Existing Licenses” means the Existing In-Licenses and the Existing Out-Licenses.

“Existing Out-License” is defined in Section 4.1(h)(ii).

“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“FDA Laws” means all applicable statutes, rules, regulations, standards, guidelines, policies and orders and Requirements of Law administered, implemented, enforced or issued by FDA or any comparable Governmental Authority.

“Federal Health Care Programs” shall mean the Medicare, Medicaid and TRICARE programs and any other state or federal health care program, as defined in 42 U.S.C. § 1320a-7b(f).

“Field Report” is defined in Section 10.9(a).

“Funding Date” means July 22, 2022.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Garnich” is defined in the preamble.

“Global Clinical Trial” means a clinical trial for any Product the data from which, at the time of commencement, is intended to be used to obtain Marketing Approval both inside [***] and in any of the following: [***].

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, including any patent office, in each case whether associated with a state of the United States, the United States or a foreign entity or government. [***].

“Gross Sales” is defined in the definition of “Net Sales”.

“Gross-Up Amount” is defined in Section 6.13(c).

“[***]” is defined in Section 6.9(b).

“Health Care Program Laws” means collectively, (a) federal Medicare or federal or state Medicaid statutes, (b) Sections 1128, 1128A, 1128B, 1128C, 1128G, and 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c, 1320a-7h and 1395nn), (c) the federal TRICARE statute (10

U.S.C. § 1071 et seq.), (d) the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), (e) criminal false claims statutes (e.g., 18 U.S.C. §§ 286, 287 and 1001), (f) the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), (g) criminal fraud provisions under HIPAA, (h) federal and state Requirements of Law related to healthcare, health care professionals or other health care participants, or relationships with health care providers, suppliers, distributors, manufacturers and patients, and the pricing, sale and reimbursement of health care items or services, (i) Requirements of Law regarding the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, (j) any other Requirements of Law that directly or indirectly govern the health care industry, programs of Governmental Authorities; and (k) each as amended and the regulations promulgated thereunder.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and all regulations promulgated thereunder, and other Requirements of Law regulating the privacy and/or security of patient-identifying health care information, including with respect to notification of breach of privacy or security of such information.

“Improvements” means any improvement, invention or discovery relating to a Product, including the formulation, or the method of manufacture of a Product.

“In-License” means any license, settlement agreement or other agreement or arrangement between Company or any of its Affiliates and any Third Party pursuant to which Company or any of its Affiliates obtains a license or a covenant not to sue or similar grant of rights to any Patents or other intellectual property rights of such Third Party that is necessary for or material to the research, development, manufacture, use or Commercialization of a Product, other than the CStone License.

“Indebtedness” of any Person means any indebtedness for borrowed money, any obligation evidenced by a note, bond, debenture or similar instrument, or any guarantee of any of the foregoing.

“Indemnified Party” is defined in Section 7.2.

“Indemnifying Party” is defined in Section 7.2.

“Indemnitee Agent Party” is defined in Section 10.5(d).

“Insolvency Event” means (A) (i) a court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under any Debtor Relief Law, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under any Debtor Relief Law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, administrator, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for [***] without having been dismissed, bonded or discharged; or (B) (i)

Company or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, administrator, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (C) Company or any Subsidiary shall be insolvent as defined in any Debtor Relief Law, including, without limitation, any statute of the Bankruptcy Code, in the fraudulent conveyance or fraudulent transfer statutes of the State of Delaware or other applicable jurisdiction of organization; or (D) the Board of Directors (or similar governing body) of Company or any of its Subsidiaries shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this definition.

“Intellectual Property Product Rights” means any and all of the following as they exist throughout the world at any time: (a) the Intellectual Property Rights; (b) rights in registered and unregistered trademarks, service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names, and registrations and applications for registration of any of the foregoing, in each case, necessary for or material to the research, development, manufacture, use or Commercialization of any or all Products, that are owned, in-licensed, or otherwise subject to a right to use by Company or any of its Affiliates; and (c) any and all other intellectual property rights and/or proprietary rights, whether or not patentable, that are owned, in-licensed otherwise subject to a right to use by Company or any of its Affiliates that are necessary for or material to the research, development, manufacture, use or Commercialization of any or all Products.

“Intellectual Property Rights” means any and all of the following as they exist throughout the world at any time: (a) the Patent Rights and (b) the Know-How Rights.

“Intellectual Property Updates” means an updated list of the Patent Rights, including any new Patents issued, filed or applied for, amended or supplemented that constitute Patent Rights, or any abandonments or other termination of prosecution with respect to any of the Patent Rights, and any other material information or developments with respect to the Intellectual Property Rights.

“Intercreditor Agreement” shall mean the Senior Lender Intercreditor Agreement dated as of the date hereof among TAO Talents, LLC, as administrative agent under the Senior Secured Credit Facility, and the Purchaser’s Representative, as may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms set forth therein.

“Judgment” means any judgment, order, writ, injunction, citation, award or decree of any nature.

“Know-How” means all information and materials, including but not limited to discoveries, improvements, processes, methods, protocols, formulations formulas, data (including pharmacological, toxicological, non-clinical data, clinical data, analytical and quality control data, manufacturing data and descriptions, market data, financial data or descriptions), inventions, devices, assays, chemical formulations, specifications, product samples and other samples, physical, practices, procedures, technology, techniques, designs, drawings, correspondence, computer programs, documents, apparatus, results, strategies, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Governmental Authority, research in progress, algorithms, data, databases, data collections, chemical and biological materials (including any compounds, DNA, RNA, clones, vectors, cells and any expression product, progeny, derivatives or improvements thereto), and the results of experimentation and testing, including samples in each case, knowledge, know-how, trade secrets and the like, in written, electronic, oral or other tangible or intangible form, patentable or otherwise, which are not generally known.

“Know-How Rights” means any and all Know-How that is owned, in-licensed or otherwise subject to a right to use by Company or any of its Affiliates or under which Company or any of its Affiliates is or may become empowered to grant licenses and is necessary for or material to the research, development, manufacture, use or Commercialization of a Product.

“Knowledge of Company” means the actual knowledge, after due inquiry, of the individuals listed on Schedule 1.1 of the Disclosure Schedule (and any replacement of such individual in identical position or having substantially similar responsibility).

“Licensee” means, with respect to any Product, a Third Party to whom Company or any Affiliate of Company has granted a license, sublicense or other right to Commercialize such Product, excluding CStone solely in its capacity as a licensee under the CStone License.

“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, license or sublicense, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of securities or capital stock, any purchase option, call or similar right of a third party with respect to such securities or capital stock.

“Loss” means any and all Judgments, damages, losses, claims, costs, liabilities and expenses, including reasonable fees and out-of-pocket expenses of counsel.

“Majority Purchasers” means Purchasers who hold, in the aggregate, at least 50.1% of the Revenue Participation Rights.

“Marketing Approval” means, an NDA approved by the FDA, a Marketing Authorization Application approved by the European Commission under the centralized European procedure, or any corresponding non-U.S. or non-EMA application, registration or certification (excluding such applications, registrations or certifications in the CStone Territory) necessary for or material to the marketing of a Product approved by the corresponding Regulatory Authority, including pricing and reimbursement approvals where required.

“Material Adverse Effect” means (a) an adverse effect in any material respect on the Revenue Participation Rights or the timing, duration or amount of the Revenue Payments, or (b) a material adverse effect on (i) a Product, (ii) any of the Intellectual Property Rights, including Company’s rights in or to any Intellectual Property Rights, (iii) any Marketing Approval of a Product or the timing thereof, (iv) the legality, validity, binding effect, or enforceability against Company of any Transaction Document, (v) the ability of Company to fully and timely perform its obligations under any Transaction Document, (vi) the rights and remedies of Purchaser’s Representative and any Purchaser under any Transaction Document, or (vii) the business operations, properties, assets, condition (financial or otherwise), or liabilities of Company and its Subsidiaries taken as a whole.

“Material Regulatory Liabilities” means (a)(i) any liabilities arising from the violation of FDA Laws, Public Health Laws, Health Care Program Laws, and other applicable comparable Requirements of Law, or the terms, conditions of or requirements applicable to any Registrations (including costs of actions required under applicable Requirements of Law, including FDA Laws and Health Care Program Laws, or necessary to remedy any violation of any terms or conditions applicable to any Registrations), including, but not limited to, withdrawal of approval, recall, revocation, suspension, import detention and seizure of any Product, and (ii) any loss of recurring annual revenues as a result of any loss, suspension or limitation of any Registrations, which, in the case of the foregoing clauses (i) and (ii), exceed [***] individually or in the aggregate, or (b) any Material Adverse Effect.

“Minimum Return Date” means the latest of the following dates: (a) the date on which the Purchasers have received aggregate Revenue Payments equal to or greater than [***]; (b) the date on which [***] and (c) the date on or after each of the conditions set forth in the preceding clauses (a) and (b) have been satisfied [***].

“NDA” means a New Drug Application submitted to the FDA in the United States in accordance with the FD&C Act with respect to a pharmaceutical product or any analogous application or submission with any comparable Regulatory Authority outside of the United States.

“Net Sales” means [***]

“NIH” is defined in the definition of “Public Health Laws”.

“Obligations” shall mean any and all obligations of Company under the Transaction Documents.

“OFAC” has the meaning specified in the definition of “Anti-Terrorism Laws”.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Other Component” is defined in the definition of “Combination Products”.

“Out-License” means any exclusive or co-exclusive license or sublicense of Intellectual Property Rights by Company or any of its Subsidiaries to a Third Party to market, detail, promote, sell, secure reimbursement of, or otherwise Commercialize the Product; provided, however, that “Out-License” shall not include a license granted for the sole purposing of conduct research of a Product or any license granted to Third Party that is a Distributor, solely in its capacity as a Distributor.

“Patent Rights” means any and all Patents (including any existing or future Patents covering any Improvements) owned, in-licensed or otherwise subject to a right to use by Company or any of its Affiliates or under which Company or any of its Affiliates is or may become empowered to grant licenses necessary for or material to the research, development, manufacture, use, marketing, promotion, sale or distribution of a Product.

“Patents” means any and all patents and patent applications existing as of the date of this Agreement and all patent applications filed hereafter, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any of the foregoing patent applications, any certificate, reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent or other governmental actions which extend any of the subject matter of a patent, and any substitution patent, confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

“Permitted Intercreditor Agreement” shall have the meaning set forth in Section 10.7(a).

“Permitted License” means:

(a)all licenses of Product Rights, whether exclusive or non-exclusive, other than Out-Licenses;

(b)any Out-License of any Product Rights that allows the licensee to market, detail, promote, sell, secure reimbursement of or otherwise Commercialize Products solely outside of the United States and its territories; and

(c)any material transfer, sponsored research, co-development or similar agreement providing for the research or development of a Product and funding thereof, that does not grant Commercialization rights with respect to such Product;

provided, in each case, any such Permitted License (i) [***] (ii) in the case of Out-Licenses, permits the disclosure of royalty and similar reports to Purchaser’s Representative and the Purchasers in accordance with Section 6.6(b); and (iii) [***] provided further, that [***].

“Permitted ABL Facility ” means Indebtedness of Company or any of its Subsidiaries under one working capital revolving credit facility, in an amount not to exceed [***]; provided that (a) such Indebtedness, if secured, is secured solely by Company’s and its Subsidiaries’ accounts receivable, inventory and segregated cash proceeds of the foregoing, and (b) the holders or lenders thereof have executed and delivered to Purchaser’s Representative an intercreditor agreement reasonably satisfactory to Purchaser’s Representative and the Majority Purchasers (which, for the avoidance of doubt, may provide that such Permitted ABL Facility has priority on the assets securing such Permitted ABL Facility, other than the portion thereof relating to Revenue Payments).

“Permitted Liens” means the following:

(a)Liens in favor of Purchaser’s Representative for the benefit of the Purchasers and granted pursuant to any Transaction Document;

(b)Liens for Taxes (other than Liens for Taxes that have priority over Purchaser’s Representative’s Liens) (i) not yet due and payable or (ii) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves required by GAAP have been made;

(c)statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue;

(d)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(e)Liens that are contractual rights of setoff relating to purchase orders entered into with customers, vendors or suppliers of such Person in the ordinary course of business;

(f)Permitted Licenses;

(g)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Company or its Subsidiaries,

in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, as part of a bank’s standard term and conditions; provided, that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(h)Liens of a collecting bank arising in the ordinary course of business under Section 4 208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon; and

(i)Liens securing Indebtedness under (i) the Senior Secured Credit Facility, subject to the Intercreditor Agreement, and (ii) any Indebtedness of Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge the Senior Secured Credit Facility, subject to a Permitted Intercreditor Agreement;

(j)the non-exclusive licensing or sublicensing of any Intellectual Property Rights in the ordinary course of business which does not materially interfere with the ordinary conduct of the business of Company or any of its Subsidiaries and which is otherwise permitted under this Agreement;

(k)Liens securing any Permitted ABL Facility;

(l)Liens (i) of a collection bank arising under Section 4-210 of the UCC, or any comparable or successor provision, on items in the course of collection; and (ii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry; and

(m)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof.

“Person” means any individual, firm, corporation, company, partnership, limited liability company, trust, joint venture, association, estate, trust, Governmental Authority or other entity, enterprise, association or organization.

“Personal Information” means any information that identifies or can be used to identify a natural person, including any information defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information,” or “nonpublic personal information” under applicable Data Protection Laws.

“Platform Intellectual Property” means [***].

“Prime Rate” means the prime rate published by The Wall Street Journal, from time to time, as the prime rate.

“Privacy Policies” is defined in Section 4.1(s).

“Product” and “Products” means, individually and collectively, AYVAKIT and BLU-263.

“Product Agreement” means any Out-License and any In-License.

“Product Rights” means any and all of the following, as they exist throughout the world, to the extent necessary for or material to the research, development, manufacture, use or Commercialization of any Product: (a) Intellectual Property Product Rights, (b) regulatory filings, submissions and approvals, including Marketing Approvals, with or from any Regulatory Authorities with respect to any of the Products, (c) Product Agreements, and (d) other Third Party agreements.

“Pro Rata Share” means, with respect to a Purchaser’s right to receive Revenue Payments, the percentage obtained by dividing (i) such Purchaser’s Revenue Participation Right, by (ii) the aggregate Revenue Participation Rights. As of the Effective Date, each Purchaser’s Pro Rata Share is set forth below such Purchaser’s signature or in an applicable Assignment Agreement.

“Public Health Laws” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation, product approval or licensure, manufacture, production, analysis, wholesale, distribution, dispensing, importation, exportation, use, handling, quality, sale, labeling, promotion, clinical trial registration or post market requirements of any drug, biologic or other product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the Public Health Service Act (42 U.S.C. § 201 et seq.), including without limitation the regulations promulgated by the FDA at Title 21 of the Code of Federal Regulations, all applicable regulations promulgated by the National Institutes of Health (“NIH”) and codified at Title 42 of the Code of Federal Regulations, and guidance, compliance, guides, and other policies issued by the FDA, the NIH and other comparable governmental authorities, as well as applicable Requirements of Law relating to the licensure of entities that manufacture or distribute drugs, biologics,  or other regulated product.

“Purchase Price” is defined in Section 2.2.

“Purchaser Indemnified Parties” is defined in Section 7.1(a).

“Purchaser’s Representative” has the meaning specified in the preamble hereto.

“Purchaser’s Representative’s Account” shall mean an account at a bank designated by Purchaser’s Representative from time to time as the account into which Company shall make all payments to Purchaser’s Representative under this Agreement and the other Transaction Documents.

“Purchasers” means Garnich Adjacent Investments S.à.r.l. and any other Person that becomes a party hereto as Purchaser pursuant to Section 11.4 other than any Person that ceases to be a party hereto as a Purchaser as a result of any assignment pursuant to Section 11.4.

[***]

“Quarterly Deadline” is defined in Section 6.1(c).

“Receiving Party” is defined in Section 8.1.

“Registrations” shall mean authorizations, approvals, licenses, permits, certificates, registrations, listings, certificates, or exemptions of or issued by any Governmental Authority (including Marketing Approvals, investigational new drug applications, product recertifications, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) that are required for the research, development, manufacture, commercialization, distribution, marketing, storage, transportation, pricing, Governmental Authority reimbursement, use and sale of Products.

“Regulatory Action” means an administrative or regulatory enforcement action, proceeding or investigation, settlement agreement, corporate integrity agreement, deferred or non-prosecution agreement, warning letter, untitled letter, Form 483 or similar inspectional observations, civil investigative demand, subpoena, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, or consent decree, issued or required by the FDA, the U.S. Department of Health and Human Services or its departments thereunder or under the Public Health Laws, the NIH or a comparable Governmental Authority in any other regulatory jurisdiction, including any inspectional observations recorded on a Form FDA 483, any Establishment Inspection Report, and any written request from FDA or equivalent supranational or foreign Regulatory Authority for a regulatory meeting.

“Regulatory Authority” means any national or supranational Governmental Authority, including the FDA, the European Commission, the EMA or such equivalent regulatory authority, or any successor agency thereto, that has responsibility in granting a Marketing Approval.

“Regulatory Updates” means a summary of any and all material information and developments that materially impact a Product with respect to any regulatory approvals, filings or submissions made to the FDA, EMA (or, to the extent the EMA is not applicable, the Regulatory Authority for Germany, the United Kingdom, France, Spain and Italy) and the Regulatory Authority for Japan. Copies of internal presentations or reports of summaries of such material information or developments, and copies of presentations or reports received by Company from any Third Party, to the extent such presentations or reports include any applicable information required in the immediately preceding sentence, may constitute Regulatory Updates with respect to such applicable information.

“Related Party” is defined in the definition of “Net Sales”.

“Report” is defined in Section 6.1.

“Representative” means, with respect to any Person, (a) any direct or indirect member or partner of such Person and (b) any manager, director, trustee, officer, employee, agent, advisor or other representative (including attorneys, accountants, consultants, contractors, actual and potential lenders, investors, co-investors and assignees, bankers and financial advisers) of such Person.

“Repurchase Option” is defined in Section 6.2(d).

“Repurchase Option Closing Date” is defined in Section 6.2(d).

“Repurchase Price” means an amount equal to (i) on or before [***] the Purchase Price multiplied by [***] (ii) on or before [***] the Purchase Price multiplied by [***] (iii) after [***] the Purchase Price multiplied by [***].

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted License” means any Product Agreement that (i) cannot be collaterally assigned to secure the Obligations or otherwise contains provisions that restrict or penalize the granting of a security interest in or Lien on such Product Agreement or the related Intellectual Property Rights and/or (ii) restricts the ability of Company or its Subsidiary (as the case may be) to assign such Product Agreement to the applicable purchaser upon the sale or other disposition of all or substantially all of the assets to which such Product Agreement relates (other than customary provisions requiring the assumption by the applicable purchaser of all obligations under such Product Agreement).

“Revenue Participation Rights” means the Purchasers’ rights to receive the Revenue Payments on account of Net Sales of Products on or after the Funding Date and prior to the Revenue Payment Termination Date.  Each Purchaser’s Pro Rata Share of the Revenue Participation Rights shall be referred to herein as such Purchaser’s “Revenue Participation Right.”

“Revenue Payment Cap” means an amount equal to (i) prior to or on [***] the Purchase Price multiplied by 1.45, or (ii) after [***] the Purchase Price multiplied by 1.85.

“Revenue Payment Termination Date” means the earlier of (i) the date [***] or (ii) the date [***].

“Revenue Payments” means, for each calendar quarter, an amount payable to the Purchasers equal to the amount of AYVAKIT Franchise Net Sales during such calendar quarter multiplied by the Revenue Rate.

“Revenue Rate” means the applicable percentage based upon the portion of the corresponding AYVAKIT Franchise Net Sales in a calendar year as set forth in the chart below:

Payment Tiers based on Annual AYVAKIT Franchise Net Sales	Revenue Rate Applicable to Each Net Sales Tier
A. Annual AYVAKIT Franchise Net Sales of up to and including $900,000,000	Applicable Percentage (as defined in this Agreement)
B. Annual AYVAKIT Franchise Net Sales exceeding $900,000,000	0%

“Royalty Monetization Transaction” means any monetization transaction involving the sale, transfer, option or collateralization of (i) any monetary payments (contingent or otherwise) payable to Company or its Subsidiaries by a counterparty under an Out-License, or (ii) any right to receive revenues or other income from the sale of any Product, in each case whether in whole or in part, including but not limited to sales of royalty streams, royalty bonds and other royalty financings, synthetic royalty and revenue interest transactions (including but not limited to clinical trial funding arrangements), and hybrid monetization transactions.

“Safety Notice” is defined in Section 4.1(g)(v).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement between Company and Purchaser’s Representative providing for, among other things, the grant by Company in favor of Purchaser’s Representative, for the benefit of the Secured Parties, of a lien on and security interest in, the Collateral.

“Security Documents” means the Security Agreement and all other instruments, documents and agreements delivered by Company pursuant to this Agreement or any of the other Transaction Documents in order to grant to Purchaser’s Representative, for the benefit of the Purchasers, a Lien on any real, personal or mixed property of Company as security for the Obligations, in each case, as such Security Documents may be amended or otherwise modified from time to time.

“Senior Secured Credit Facility” means that certain Financing Agreement, dated as of June 30, 2022, by and among Company, as borrower, certain Subsidiaries of Company, as guarantors, the various Lenders (as defined therein) from time to time party thereto, and TAO Talents, LLC, as administrative agent (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement).

“Subsidiary” means, with respect to any Person, any corporation, company, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock, shares, or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.  When used herein, “Subsidiary” shall mean a Subsidiary of Company unless otherwise specified.

“Tax” or “Taxes” means any income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, abandoned property, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Third Party” means any Person that is not Company or Company’s Affiliates.

“Transaction Documents” means, collectively, this Agreement, the Security Documents, the Intercreditor Agreement and any other Permitted Intercreditor Agreement(s), and any related ancillary documents or agreements (provided, for the avoidance of doubt, that any documents related to the Senior Secured Credit Facility other than the Intercreditor Agreement shall not be Transaction Documents).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of applicable law, the perfection or the effect of perfection or non-perfection of the security interest or any portion thereof granted pursuant to any Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

Section 1.2Certain Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement:

(a)“either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation”;

(b)“extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”;

(c)“hereof,” “hereto,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)references to a Person are also to its permitted successors and assigns;

(e)definitions are applicable to the singular as well as the plural forms of such terms;

(f)references to an “Article”, “Section” or “Exhibit” refer to an Article or Section of, or an Exhibit to, this Agreement, and references to a “Schedule” refer to the corresponding part of the Disclosure Schedule;

(g)references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and

(h)references to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the date of this Agreement.

ARTICLE 2

PURCHASE, SALE AND ASSIGNMENT OF THE REVENUE PARTICIPATION RIGHTS

Section 2.1Purchase, Sale and Assignment.

(a)On the Funding Date and upon the terms and subject to the conditions of this Agreement, Company shall sell, transfer, assign and convey to the Purchasers, without recourse (except as expressly provided herein), and the Purchasers shall purchase, acquire and accept from Company, the Revenue Participation Rights, free and clear of all Liens. Immediately upon the sale to the Purchasers by Company of the Revenue Participation Rights pursuant to this Section 2.1, all of Company’s right, title and interest in and to the Revenue Participation Rights and the Revenue Payments shall terminate, and all such right, title and interest shall vest in the Purchasers.

(b)It is the intention of the parties hereto that the sale, transfer, assignment and conveyance contemplated by this Agreement be, and is, a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by Company to the Purchasers of all of Company’s right, title and interest in and to the Revenue Participation Rights. Neither Company nor the Purchasers intend the transactions contemplated by this Agreement to be, or for any legal or regulatory purpose characterized as, a loan from the Purchasers to Company. It is the intention of the parties hereto that the beneficial interest in and title to the Revenue Participation Rights and the Revenue Payments and any “proceeds” (as such term is defined in the UCC) thereof shall not be part of Company’s estate in the event of the filing of a petition by or against Company under any Debtor Relief Law. Each of Company, Purchaser’s Representative and the Purchasers hereby waives, to the maximum extent permitted by applicable law, any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by Company to the Purchasers of all of Company’s right, title and interest in and to the Revenue Participation Rights under applicable law, which waiver shall, to the maximum extent permitted by applicable law, be enforceable against Company in any bankruptcy or insolvency proceeding relating to Company. Accordingly, Company shall treat the sale, transfer, assignment and conveyance of the Revenue Participation Rights as a sale of an “account” or a “payment intangible” (as appropriate) in accordance with the UCC, and Company hereby authorizes Purchaser’s Representative, on behalf of and for the benefit of the Purchasers, to file financing statements (and continuation statements with respect to such financing statements when applicable) naming Company as the debtor and Purchaser’s Representative, on behalf of and for the benefit of the Purchasers, as the secured party in respect to the Revenue Participation Rights. Not in derogation of the foregoing statement of the intent of the parties hereto in this regard, and for the purposes of providing additional assurance to the Purchasers, (a) on the Effective Date, pursuant to the terms of the Security Agreement, Company will grant to Purchaser’s Representative, on behalf of and for the benefit of the Purchasers, as security for the obligations of Company hereunder, a first priority security interest in and to all right, title and interest in, to and under the Collateral, and (b) in the event that, despite the intent of the parties hereto, the sale, transfer, assignment and conveyance contemplated hereby is hereafter held not to be a sale, Company does hereby grant to Purchaser’s Representative, on behalf of and for the benefit of the Purchasers, as security for the Obligations, a security interest in and to all right, title and interest in, to and under the Revenue Participation Rights and the Revenue Payments, and Company does hereby authorize Purchaser’s Representative, on behalf of and for the benefit of the Purchasers, from and after the Effective Date, to file such financing statements (and continuation statements with respect to such financing statements when applicable) naming Company as the debtor and Purchaser’s Representative as the secured party, and in such manner and such jurisdictions as are necessary or appropriate to perfect, or maintain the perfection of, such security interest.

Section 2.2Purchase Price. On the Funding Date and upon the terms and subject to the conditions of this Agreement, the purchase price to be paid as consideration to Company for the sale, transfer, assignment and conveyance of the Revenue Participation Rights to the Purchasers is $250,000,000 in cash (the “Purchase Price”).

Section 2.3No Assumed Obligations, Etc. Notwithstanding any provision in this Agreement to the contrary, the Purchasers are only agreeing, on the terms and conditions set forth in this Agreement, to purchase, acquire and accept the Revenue Participation Rights and are not assuming any liability or obligation of Company of whatever nature, whether presently in existence or arising or asserted hereafter.

Section 2.4Withholding. The Purchasers shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold under the applicable tax law from such payment; provided that the Purchaser’s Representative shall cooperate with Company to reduce or eliminate such proposed withholding. To the extent that such amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable person in respect to which such deduction and withholding was made, and the Purchaser’s Representative shall furnish Company with proper evidence of the taxes withheld and deducted and remitted to the relevant taxing authority. The parties hereto agree that all payments under this Agreement are exclusive of VAT and VAT will be added to the payments if and where applicable according to local applicable law. The parties hereto agree that the Purchase Price is exempt from VAT in Luxembourg. To the extent any Governmental Authority, including Luxembourg tax authorities, attempts to charge VAT on the Purchase Price and/or on the Revenue Payments, VAT (including any penalty and interest assessed by any Governmental Authority) shall be paid by the Purchasers to Company in addition to the Purchase Price unless the Purchasers are obliged by the applicable law to account for VAT directly to the relevant Governmental Authority. The supplier shall deliver to the recipient of the supply subject to VAT an invoice complying with the applicable legal requirements.

ARTICLE 3

CLOSING

Section 3.1Effectiveness(a); Closing. Subject to the satisfaction of the conditions set forth in Article 5, the signing of this Agreement and the other Transaction Documents on the Effective Date shall take place remotely via the exchange of documents and signatures on the date hereof, subject to the satisfaction or waiver of the conditions set forth in Article 5.

Section 3.2Payment of Purchase Price(a). On the Funding Date, subject to the satisfaction or waiver of the condition set forth in Section 5.3, the Purchasers shall deliver (or cause to be delivered) payment of the Purchase Price to Company by electronic funds transfer or wire transfer of immediately available funds to one or more accounts specified by Company.

Section 3.3Bill of Sale. On the Funding Date, upon confirmation of the receipt of the Purchase Price, Company shall deliver to each Purchaser a duly executed bill of sale evidencing the sale, transfer, assignment and conveyance of such Purchaser’s Revenue Participation Right in form attached hereto as Exhibit A.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1Company’s Representations and Warranties. Except as set forth on the Disclosure Schedules attached hereto, Company represents and warrants to the Purchasers that as of the date hereof:

(a)Existence; Good Standing. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Company is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing has not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)Authorization. Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company.

(c)Enforceability. The Transaction Documents have been duly executed and delivered by an authorized officer of Company and constitute the valid and binding obligation of Company, enforceable against Company in accordance with their terms, except as may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)No Conflicts. The execution, delivery and performance by Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of Company, (ii) contravene or conflict with or constitute a material default under any binding upon or applicable to Company or the Revenue Participation Rights, except as would not reasonably be expected to have a Material Adverse Effect, or (iii) contravene or conflict with or constitute a material default under any material agreement or Judgment binding upon or applicable to Company or the Revenue Participation Rights.

(e)Consents. Except for the consents that have been obtained on or prior to the Effective Date, UCC financing statements, or any filings required by the federal securities laws or stock exchange rules, no consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Authority or other Person is required to be done or obtained by Company in connection with (i) the execution and delivery by Company of the Transaction Documents, (ii) the performance by Company of its obligations under the Transaction Documents or (iii) the consummation by Company of any of the transactions contemplated by the Transaction Documents.

(f)No Litigation. Neither Company nor any of its Subsidiaries is a party to, and has not received any written notice of, any action, suit, investigation or proceeding pending before any Governmental Authority and, to the Knowledge of Company, no such action, suit, investigation or proceeding has been threatened against Company, that, individually or in the aggregate, has had or would, if determined adversely, reasonably be expected to have a Material Adverse Effect.

(g)Regulatory Compliance.

(i)Each of Company and its Subsidiaries have all Registrations from the FDA, comparable supranational or foreign counterparts or any other Governmental Authority required to conduct their respective businesses as currently conducted with respect to the Products, except where the failure to have all such Registrations would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.  Each of such Registrations is valid and subsisting in full force and effect, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.  To the Knowledge of Company, neither FDA nor any other applicable Governmental Authority is considering limiting, suspending, or revoking such Registrations or changing the scope of the marketing authorization or the labeling of any Products under such Registrations.  To the Knowledge of Company, there is no false or materially misleading information or significant omission in any Product application or other notification, submission or report to the FDA or any other applicable Governmental Authority that was not corrected by subsequent submission, and all such applications, notifications, submissions and reports provided by Company and its Subsidiaries were true, complete, and correct in all material respects as of the date of submission to FDA or any other applicable Governmental Authority (and any material updates, changes, corrections or modification to such applications, submissions, information or data required under applicable laws or regulations have been submitted to the necessary Regulatory Authorities).  Company and its Subsidiaries have not failed to fulfill and perform their obligations which are due under each such Registration, and no event has occurred or condition or state of facts exists which would constitute a breach or default under any such Registration, in each case that would reasonably be expected to cause the revocation, termination or suspension or material limitation of any such Registration, including but not limited to any form of clinical hold order.  To the Knowledge of Company, any Third Party that develops, researches, manufactures, Commercializes, distributes, sells or markets Products pursuant to an agreement with Company or its Subsidiaries (each, a “Company Partner”) is in compliance with all Registrations from the FDA and any other applicable Governmental Authority insofar as they pertain to Products, and each such Company Partner is, and since [***] has been, in compliance with applicable Public Health Laws, except where the failure to so be in compliance would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. Company is not required to give notice to, make any filing with, or obtain any consent from any Governmental Authority at any time prior to the Effective Date in connection with the execution and delivery of this Agreement or other Transaction Documents, or the consummation by Company of the transactions contemplated hereby or thereunder.

(ii)[***] has been in compliance, with all Public Health Laws, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in Material Regulatory Liabilities.

(iii)To the extent applicable, all Products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered by or on behalf of Company or any of its Subsidiaries, that are subject to the jurisdiction of the FDA or any comparable Governmental Authority have, since [***], been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered in compliance with the Public Health Laws, except for such noncompliance that would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.  To the Knowledge of Company, there are no defects in the design or technology embodied in any Products that are reasonably expected to prevent the safe and effective performance of any such Product for its intended use (other than such limitations specified in the applicable package insert), except for such defects that would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.  None of the Products has been the subject of any products liability or warranty action against Company or its Subsidiaries or any non-legal claim for clinical trial compensation by trial participants.

(iv)Neither Company nor any of its Subsidiaries is currently subject to any material obligation arising pursuant to a Regulatory Action and, to the Knowledge of Company, no such material obligation or Regulatory Action has been threatened by a Governmental Authority in writing.  Without limiting the foregoing, neither Company nor any of its Subsidiaries has since [***] received any written notice or communication from the FDA, comparable foreign counterparts or any other Governmental Authority alleging material non-compliance with any Public Health Law or comparable foreign laws.

(v)(i) Neither Company nor any of its Subsidiaries has since [***] received any written notice or communication from the FDA or any other Governmental Authority alleging material noncompliance with any Public Health Law, including without limitation any notice of inspectional observation, notice of adverse finding, notice of violation, warning letters, untitled letters or other notices from the FDA and (ii) to the Knowledge of Company, no Company Partner has since [***] received any written notice or communication from the FDA or any other Governmental Authority alleging material noncompliance with any Public Health Law, including without limitation any notice of inspectional observation, notice of adverse finding, notice of violation, warning letters, untitled letters or other notices from the FDA or other Governmental Authority relating to such Company Partner’s work for Company or such Subsidiary.  There have been no recalls, field notifications, field corrections, market withdrawals or replacements, detentions, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an actual or potential lack of safety, efficacy, or regulatory compliance of any Products (“Safety Notices”) or clinical hold orders issued by the FDA with respect to an ongoing or anticipated clinical trial of any Product. To the Knowledge of Company, as of the date hereof there exist no facts or circumstances that are reasonably likely to result in (x) a Safety Notice, (y) a material change in labeling of any Product, or (z) a termination or suspension of research, testing, manufacturing, distribution, or commercialization of any Product.

(vi)Company has provided to the Purchasers prior to the date hereof in a data room available to the Purchasers true and correct copies or summaries of all material written communications sent or received by Company and any of its Affiliates to or from any Regulatory Authorities that relate to each Product since [***].

(h)Licenses.

(i)In-Licenses. Except as set forth on Schedule 4.1(h)(i) of the Disclosure Schedule, there are no In-Licenses (any In-License set forth on Schedule 4.1(h)(i) of the Disclosure Schedule, an “Existing In-License”). A true, correct and complete copy of each Existing In-License has been provided to the Purchasers by Company in a data room available to the Purchasers. Except as set forth on Schedule 4.1(h)(i) of the Disclosure Schedule, neither Company nor the respective counterparty thereto has made or entered into any amendment, supplement or modification to, or granted any waiver under any provision of any Existing In-License.

(ii)Out-Licenses. Except as set forth on Schedule 4.1(h)(ii) of the Disclosure Schedule, there are no Out-Licenses (any Out-License set forth on Schedule 4.1(h)(ii) of the Disclosure Schedule, an “Existing Out-License”). A true, correct and complete copy of each Existing Out-License has been provided to the Purchasers by Company in a data room available to the Purchasers. Except as set forth on Schedule 4.1(h)(ii) of the Disclosure Schedule, neither Company nor the respective counterparty thereto has made or entered into any amendment, supplement or modification to, or granted any waiver under any provision of any Existing Out-License.

(iii)Validity and Enforceability of In-Licenses and Out-Licenses. Each Existing In-License and Existing Out-License is a valid and binding obligation of Company and, to the Knowledge of Company, the counterparty thereto. To the Knowledge of Company, each Existing In-License and Existing Out-License is enforceable against each counterparty thereto in accordance with its terms except as may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a proceeding in equity or at law). Company has not received any written notice in connection with any Existing In-License or Existing Out-License challenging the validity, enforceability or interpretation of any provision of such agreement.

(iv)No Termination. Company has not (A) given notice to a counterparty of the termination of any Existing In-License or Existing Out-License (whether in whole or in part) or any notice to a counterparty expressing any intention or desire to terminate any Existing In-License or Existing Out-License or (B) received from a counterparty thereto any written notice of termination of any Existing In-License or Existing Out-License (whether in whole or in part) or any written notice from a counterparty expressing any intention or desire to terminate any Existing In-License or Existing Out-License.

(v)No Breaches or Defaults. There is and has been no material breach or default under any provision of any Existing In-License or Existing Out-License either by Company or, to the Knowledge of Company, by the respective counterparty (or any predecessor thereof) thereto, and there is no event that upon notice or the passage of time, or both, would reasonably be expected to give rise to any material breach or default either by Company or, to the Knowledge of Company, by the respective counterparty to such agreement.

(vi)Payments Made. The respective counterparty of each Existing Out-License has made all payments to Company required under each Existing Out-License as of the date hereof. Company has made all payments to the respective counterparty required under each Existing In-License as of the date hereof.

(vii)No Assignments. Company has not consented to any assignment by the counterparty to any Existing In-License or Existing Out-License of any of its rights or obligations under any such Existing In-License or Existing Out-License and, to the Knowledge of Company, the counterparty has not assigned any of its rights or obligations under any such Existing In-License or Existing Out-License to any Person.

(viii)No Indemnification Claims. Company has not notified any Person of any claims for indemnification under any Existing In-License or Existing Out-License nor has Company received any claims for indemnification under any Existing In-License or Existing Out-License.

(ix)No Infringement. Neither Company nor any of its Subsidiaries has received any written notice from, or given any written notice to, any counterparty to any Existing In-License or Existing Out-License regarding any infringement of any rights licensed thereunder.

(i)No Liens; Title to Revenue Participation Rights; Subordination. The Collateral is not subject to any Lien, except for a Permitted Lien. Upon the funding of the Purchase Price, the Purchasers will have acquired, subject to the terms and conditions set forth in this Agreement, good and marketable title to the Revenue Participation Right, free and clear of all Liens.  Except pursuant to the Intercreditor Agreement or any Permitted Intercreditor Agreement as in effect from time to time, the claims and rights of the Purchasers created by any Transaction Document in and to the Revenue Participation Rights are not and shall not be contractually subordinated in right of payment to any creditor of Company or any other Person.

(j)Manufacturing[***]. All Products have, since [***], been manufactured, transported, stored and handled in all material respects by Company and its Licensees in accordance with applicable law and with good manufacturing practices. Since [***], neither Company nor any Affiliate of Company has experienced any significant failures in the manufacturing or supply of any Product that, individually or in the aggregate, have had or would reasonably be expected to result in, if such failure occurred again, a Material Adverse Effect. [***].

(k)Intellectual Property.

(i)To the Knowledge of Company, each of Company and its Subsidiaries own, or hold valid licenses in, all intellectual property rights that are necessary to the conduct of its business as currently conducted and proposed to be conducted with respect to the Products, including the discovery, development, manufacture, use and Commercialization of the Products.  Except as set forth in Schedule 4.1(k)(i) of the Disclosure Schedule, and except for the Existing Licenses (as defined below), Company has the exclusive right and license to develop, manufacture, use and Commercialize the Products.

(ii)Schedule 4.1(k)(ii) of the Disclosure Schedule sets forth a true, correct and complete listing, including the owner and registration or application number, of all of Intellectual Property Product Rights that are U.S. (federal or state) and foreign [***] (i) Patents (such Patents, the “Existing Patent Rights”), and identifies the owner of each such patent/application, (ii) registered trademarks and trademark applications, (iii) registered copyrights and copyright applications, (iv) domain names, and (v) any other form of registered Intellectual Property Product Rights.  Except as identified in Schedule 4.1(k) of the Disclosure Schedule, Company is the sole and exclusive owner of the Existing Patent Rights. Schedule 4.1(k) of the Disclosure Schedule specifies as to each listed patent or patent application the jurisdictions by or in which each such patent has issued as a patent or such patent application has been filed, including the respective patent or application numbers.

(iii)Neither Company nor any of its Subsidiaries is a party to any pending, and neither Company nor any of its Subsidiaries has received written notice of any threat of any, litigation, interference, reexamination, opposition, inter partes review, post-grant review, derivation or other post-grant proceeding, injunction, claim, suit, action, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim, that challenges the legality, scope, validity, enforceability, infringement, ownership, inventorship or other rights with respect to any of the Intellectual Property

Product Rights. To the Knowledge of Company, there are no facts that could provide a reasonable basis for such a claim.

(iv)Neither Company nor any of its Subsidiaries is a party to any past or pending, and neither Company nor any of its Subsidiaries has received written notice of any threat of any, and to the Knowledge of Company and its Subsidiaries, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would reasonably be expected to give rise to or serve as a basis for any, action, suit, or proceeding, or any investigation or claim by any Person that claims or alleges that the discovery, development, manufacture, use or Commercialization of any Product, once marketed, does or could infringe on any Patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights.

(v)To the Knowledge of Company, all of the issued patents within the Existing Patent Rights are valid and enforceable.  Except as set forth on Schedule 4.1(k)(ii), all of the Existing Patent Rights are subsisting and none has lapsed or been abandoned, cancelled or expired, other than the abandonment of any patent application in Company’s reasonable business judgment during the ordinary course of business.

(vi)Company has taken all reasonable steps to maintain such registration or applications in the Existing Patent Rights, including timely filing fees and responses.

(vii)Each individual associated with the filing and prosecution of the Existing Patent Rights, including the named inventors, has complied in all material respects with all applicable duties of candor and good faith in dealing with any patent office, including the USPTO, in those jurisdictions where such duties exist.

(viii)[***].

(ix)Except as disclosed in Schedule 4.1(k)(vii) of the Disclosure Schedule, neither Company nor its Subsidiaries has entered into any Contractual Obligation (i) creating a lien, charge, security interest or other encumbrance on, or relating to or affecting the Intellectual Property Rights or any of its royalties on, or proceeds from, sales of the Product, (ii) pursuant to which Company or its Subsidiaries has sold, transferred, assigned or pledged to any Person royalties on, or proceeds from, sales of the Product, or (iii) providing for milestone payments or similar development-, commercialization- or intellectual property-related payments to any Person applicable (or that with further development and commercialization may become applicable) to the Product.

(l)Solvency. No Insolvency Event has occurred in respect of Company or any of its Subsidiaries. Neither Company nor any Subsidiary has no plan or intention of, and neither Company nor any Subsidiary has received any notice that any other Person has any plan or intention of, filing, making, or obtaining any petition, notice, order, or resolution as specified in the definition of Insolvency Event or of seeking the appointment of a receiver, trustee, custodian, or similar fiduciary.  Company is solvent and has sufficient assets and capital to carry on its business as currently conducted and to perform its obligations hereunder.

(m)Security. On the Effective Date, and upon filing, registration and perfection of the Security Documents within the time periods required by applicable law, Purchaser’s Representative, on behalf of and for the benefit of the Purchasers, will have a valid first priority security interest in and to all right, title and interest in, to and under the Collateral subject to Permitted Liens.

(n)Lien Related Representation and Warranties. Company’s exact legal name is, and for the immediately preceding five (5) years has been, “Blueprint Medicines Corporation.” Company is, and for the prior five (5) years has been, incorporated in the state of Delaware.

(o)Brokers’ Fees. Except for Cowen and Company, there is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(p)PATRIOT ACT and FCPA.  To the extent applicable to the research, development, manufacture, and Commercialization of the Products, Company and each of its Subsidiaries is in material compliance with (a) the laws, regulations and Executive Orders administered by OFAC, and (b) the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act ) of 2001 (the “PATRIOT Act”).  Neither Company, any of its Subsidiaries, nor any of their officers, directors, employees, agents [***] or shareholders acting on such Persons’ behalf shall use the portion of the Purchase Price to make any payments, directly or indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”).  None of Company, its Subsidiaries nor any of their respective Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws.  None of Company, any of its Subsidiaries nor any of their respective Affiliates, nor their respective agents [***] acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated hereunder, is a Blocked Person.  None of Company, any of its Subsidiaries, nor any of their agents [***] acting in any capacity in connection with this Agreement or the transactions contemplated hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.  [***].

(q)Government Contracts.  Except as set forth on Schedule 4.1(q) of the Disclosure Schedule as of the Effective Date, neither Company nor any of its Subsidiaries is a party to any contract or agreement with any Governmental Authority and none of Company’s or such Subsidiary’s accounts receivables or other rights to receive payment are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state, county or municipal law.

(r)Healthcare Regulatory Laws.

(i)Each of Company and its Subsidiaries is operating, and since [***] has been operating in material compliance with applicable Health Care Program Laws.

(ii)None of Company and its Subsidiaries, nor, to the Knowledge of Company, any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any Regulatory Action, including without limitation, any written order, individual integrity agreement, corporate integrity agreement, deferred or non-prosecution agreement or other written agreement with any Governmental Authority concerning their compliance with Health Care Program Laws.

(iii)None of Company and its Subsidiaries, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor to the Knowledge of Company, any Company Partner:  (A) has been, since [***], charged with or convicted of any criminal offense relating to the delivery of an item or service under any federal health care program; (B) has had, since [***], a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act; (C) has been listed on the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (D) to the Knowledge of Company, is the target or subject of any current or potential suit, claim, action, proceeding, arbitration, mediation, inquiry, subpoena or investigation relating to any of the foregoing or any federal health care program-related offense, or which could result in the imposition of material penalties or the debarment, suspension or exclusion from participation in any federal health care program.  None of Company and its Subsidiaries, nor any officer, director, managing employee or agent [***] (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor any Company Partner, has been debarred, excluded, disqualified or suspended from participation in any federal health care program or under any FDA Laws (including 21 U.S.C. § 335a).

(iv)None of Company and its Subsidiaries, nor any officer, director, managing employee or agent [***] (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor to the Knowledge of Company, any Company Partner, has, since [***], violated or engaged in any activity that is in violation of any Health Care Program Laws or cause for false claims liability, civil penalties or mandatory or permissive exclusion from any federal health care program.

(v)To the Knowledge of Company, no person has filed or has threatened to file against Company or any of its Subsidiaries, an action relating to any FDA Law, Public Health Law or Health Care Program Law under any whistleblower statute, including without limitation, the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(vi)[***].

(s)Data Protection.  Each of Company and its Subsidiaries is operating, and since [***] has been operating in material compliance with applicable Data Protection Laws. To ensure compliance with the Data Protection Laws, Company and its Subsidiaries have in place and materially comply with their policies and procedures relating to data privacy and security and the collection, retention, protection, and use of Personal Information.  Each of Company and its Subsidiaries has adopted and published privacy notices and policies that accurately describe in all material respects the privacy practices of Company or such Subsidiary (as applicable), to any website, mobile application or other electronic platform and complied with those notices and policies (collectively, with each of Company and each of its Subsidiaries’ internal privacy policies, the “Privacy Policies”).   The execution, delivery and performance of this Agreement complies and will comply with all Data Protection Laws and Company’s and each Subsidiary’s Privacy Policies in each case in all material respects.  Neither Company nor any Subsidiary, nor to the Knowledge of Company, any Third Party acting on behalf of Company or any Subsidiary, has experienced any incidences in which Personal Information was or may have been stolen or improperly accessed, including any breach of security or other loss, unauthorized access, use or disclosure of Personal Information in the possession, custody or control of Company or any of its Subsidiaries or any Third Party acting on behalf of Company or any Subsidiary.  Neither Company nor any Subsidiary, nor, to the Knowledge of Company, any Third Party acting on behalf of Company or any Subsidiary, has received any:  (i) written, or to the Knowledge of Company, oral inquiry or complaint alleging noncompliance with Data Protection Laws; (ii) written or, to the Knowledge of Company, oral claim for compensation for loss or unauthorized collection, processing or disclosure of Data or other Personal Information; or (iii) written or, to the Knowledge of Company, oral notification of an application for rectification, erasure or destruction of Data or other Personal Information that is still outstanding.

(t)Disclosure.  No representation or warranty of Company contained in any Transaction Document or in any other documents, certificates or statements made or furnished to the Purchasers by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

(u)Payment of Taxes. All federal Tax returns and all other material Tax returns and reports of Company and its Subsidiaries required to be filed by or with respect to any of them have been timely filed, and all federal Taxes and all other material Taxes due and payable upon Company and its Subsidiaries and upon or with respect to their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP. There is no pending or, to the knowledge of Company, proposed Tax assessment, deficiency, audit or other proceeding against Company or any of its  Subsidiaries.

Section 4.2Purchaser’s Representations and Warranties. Each Purchaser hereby represents and warrants to Company that as of the date hereof:

(a)Existence; Good Standing. Such Purchaser is a duly formed and validly existing under the laws of its jurisdiction of organization.

(b)Authorization. Such Purchaser has the requisite trust right, power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Purchaser.

(c)Enforceability. This Agreement has been duly executed and delivered by an authorized person of the owner trustee of such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

(d)No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement do not and will not (i) contravene or conflict with the organizational documents of such Purchaser, (ii) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to such Purchaser or (iii) contravene or conflict with or constitute a default under any material contract or other material agreement or Judgment binding upon or applicable to such Purchaser.

(e)Consents. Except for any filings required by the federal securities laws or stock exchange rules, no consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Authority  or other Person is required to be done or obtained by such Purchaser in connection with (i) the execution and delivery by such Purchaser of this Agreement, (ii) the performance by such Purchaser of its obligations under this Agreement or (iii) the consummation by such Purchaser of any of the transactions contemplated by this Agreement.

(f)Financing. Such Purchaser has sufficient cash to pay the Purchase Price on the Funding Date. Such Purchaser acknowledges that its obligations under this Agreement are not contingent on obtaining financing.

Section 4.3No Implied Representations and Warranties. Each Purchaser acknowledges and agrees that, other than the express representations and warranties of Company specifically contained herein and in the other Transaction Documents, (a) there are no representations or warranties of Company either expressed or implied with respect to the Collateral or the Revenue Participation Rights or the Revenue Payments and that such Purchaser does not rely on, and shall have no remedies in respect of, any representation or warranty not specifically set forth in this Agreement or the other Transaction Documents, and all other representations and warranties are hereby expressly disclaimed, and (b) nothing contained herein guarantees that sales of the Products or the aggregate Revenue Payments due to such Purchaser will achieve any specific amounts (it being understood and agreed that nothing in this Section 4.3 shall limit in any way Company’s obligations under Article 8). Notwithstanding the foregoing, claims for fraud, gross negligence, or willful misconduct shall not be waived or limited in any way by this Section 4.3. Except for the Revenue Participation Rights, the security interests provided to Purchaser’s Representative and the Purchasers pursuant to the Transaction Documents, and the Purchasers’ rights under Section 6.4(d), each Purchaser further acknowledges and agrees that no licenses or assignments under any assets (including the Patent Rights or any other intellectual property) of Company and its Affiliates are granted pursuant to this Agreement, including by implication, estoppel, exhaustion or otherwise.

ARTICLE 5

CONDITIONS TO CLOSING

Section 5.1Conditions to the Purchasers’ Obligations. The effectiveness of this Agreement on the Effective Date, and the Purchasers’ obligation to pay the Purchase Price on the Funding Date, is subject to the satisfaction or waiver, at or prior to the Effective Date and on the Funding Date, as applicable, of each of the following conditions precedent:

(a)Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required to be performed and complied with by it under this Agreement and the other Transaction Documents at or prior to each of the Effective Date and the Funding Date, and on each such date the Purchasers shall have received a certificate executed by a duly authorized officer of Company on behalf of Company to the effect of the foregoing.

(b)The representations and warranties of Company contained in Section 4.1 shall have been true and correct in all material respects as of the Effective Date and as of the Funding Date, respectively, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case it shall be true and correct in all material respects as of such date; provided that, to the extent that any such representation or warranty is qualified by the term “material” or “Material Adverse Effect,” such representation or warranty (as so written, including the term “material” or “Material Adverse Effect”) shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Effective Date, Funding Date or such other date, as applicable. The Purchasers shall have received a certificate executed by an authorized officer of Company on each of the Effective Date and the Funding Date certifying on behalf of Company to the effect of the foregoing.

(c)No event or events shall have occurred, or be reasonably likely to occur, that, individually or in the aggregate, have had or would reasonably be expected to result in (or, with the giving of notice, the passage of time or otherwise, would result in) a Material Adverse Effect. The Purchasers shall have received a certificate executed by a duly authorized officer of Company on each of the Effective Date and the Funding Date certifying on behalf of Company to the effect of the foregoing.

(d)There shall not have been issued and be in effect any Judgment of any Governmental Authority  enjoining, preventing or restricting the consummation of the transactions contemplated by this Agreement.

(e)There shall not have been instituted or be pending any action or proceeding by any Governmental Authority  or any other Person (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain material damages in connection with the transactions contemplated hereby or (iii) seeking to restrain or prohibit the Purchasers’ purchase of the Revenue Participation Rights.

(f)Company shall have delivered to the Purchasers a legal opinion of Goodwin Procter LLP, as counsel to Company, in form and substance satisfactory to the Purchasers.

(g)The Purchasers shall have received a certificate of the Secretary or an Assistant Secretary of Company, dated the Effective Date, certifying as to (i) the incumbency of each officer of Company executing this Agreement and (ii) the attached thereto copies of (A) Company’s certificate of incorporation, (B) bylaws, and (C) resolutions adopted by Company’s Board of Directors authorizing the execution and delivery by Company of this Agreement and the consummation by Company of the transactions contemplated hereby (the “Company Certificate”).

(h)Solely in the case of the Effective Date, Company shall have confirmed it has scheduled delivery to Purchaser’s Representative of a USB containing copies of all documents uploaded to the [***] data room related to the transactions contemplated by this Agreement, as of the date hereof, maintained by Company and made available to the Purchasers, including all documents referred to in Section 4.1(g)(vi) and Section 4.1(h)(ii).

Section 5.2Conditions to Company’s Obligations. The obligations of Company to consummate the transactions contemplated hereunder are subject to the satisfaction or waiver, at or prior to the Effective Date and on the Funding Date, as applicable, of each of the following conditions precedent:

(a)The Purchasers shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required to be performed and complied with by it under this Agreement at or prior to the Effective Date and the Funding Date.

(b)The representations and warranties of the Purchasers contained in Section 4.2 shall have been true and correct in all material respects as of the Effective Date and the Funding Date, respectively, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case it shall be true and correct in all material respects as of such date; provided, that to the extent that any such representation or warranty is qualified by the term “material,” or “Material Adverse Effect” such representation or warranty (as so written, including the term “material” or “Material Adverse Effect”) shall have been true and correct in all respects as of the Effective Date, Funding Date or such other date, as applicable.

(c)There shall not have been issued and be in effect any Judgment of any Governmental Authority  enjoining, preventing or restricting the consummation of the transactions contemplated by this Agreement.

(d)There shall not have been instituted or be pending any action or proceeding by any Governmental Authority  or any other Person (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby, (ii) seeking to obtain material damages in connection with the transactions contemplated hereby or (iii) seeking to restrain or prohibit the Purchasers’ purchase of the Revenue Participation Right.

ARTICLE 6

COVENANTS

Section 6.1Reporting. From and after the date hereof and until the Revenue Payment Termination Date, Company shall deliver to Purchaser’s Representative:

(a)Quarterly Financial Statements.  Within [***] after the end of each fiscal quarter of each fiscal year (excluding the fourth fiscal quarter), the consolidated balance sheets of Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail (which obligation may be satisfied through the public filing of such financial statements with the SEC).

(b)Annual Financial Statements.  Within [***] after the end of each fiscal year, the consolidated balance sheets of Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, in reasonable detail (which obligation may be satisfied through the public filing of such financial statements with the SEC).

(c)Quarterly Report.  Within [***] after the end of the first three fiscal quarters of each fiscal year and [***] after the end of the end of the fourth quarter of each fiscal year (the “Quarterly Deadline”), a reasonably detailed quarterly report setting forth, with respect to such same period, (i) the Clinical Updates, (ii) the Commercial Updates, (iii) the Regulatory Updates, (iv) the Intellectual Property Updates and (v) any material CMC updates (the “Quarterly Report”); provided, that the Quarterly Reports may exclude information that pertains solely to [***]. Company shall prepare and maintain and shall cause its Affiliates and shall use Commercially Reasonable Efforts to cause its Licensees to prepare and maintain reasonably complete and accurate records of the information to be disclosed in each Quarterly Report. All Quarterly Report, and the Confidential Information contained therein, shall be the Confidential Information of Company and subject to the obligations of confidentiality set forth in Article 8.

(d)Purchaser Meetings.  Company will, upon the reasonable request of Purchaser’s Representative or the Majority Purchasers, participate in a telephonic or videoconference meeting of Purchaser’s Representative and Purchasers (i) within [***] following delivery to the Purchaser’s Representative of the Quarterly Report and (ii) at such other times as may be agreed to by Company and Purchaser’s Representative from time to time.

Section 6.2Revenue Payments; Revenue Participation; Revenue Payment Details; Repurchase Option; Change of Control Payment.

(a)From and after [***] and until the Revenue Payment Termination Date, Company shall pay to the Purchasers, without any setoff or offset (subject, in each case, to Section 6.13), the Revenue Payment for each calendar quarter on the Quarterly Deadline, provided that for any Net Sales made by a Licensee for which payment is received by Company [***] prior to the Quarterly Deadline, such payment to the Purchasers will be paid with the following calendar quarter’s Revenue Payment. A late fee of [***] will accrue on all unpaid amounts with respect to any Revenue Payment from the date such obligation was due. The imposition and payment of a late fee shall not constitute a waiver of the Purchasers’ rights with respect to such payment default.

(b)From and after the Effective Date and until the Revenue Payment Termination Date, Company shall deliver to Purchasers a report for each calendar quarter on the Quarterly Deadline, in substantially the form attached to this Agreement as Exhibit B, setting forth in reasonable detail with respect to each Product, (i) Gross Sales and Net Sales for the applicable calendar quarter and calendar year to date, on a country-by-country basis (including a detailed break-down of all permitted deductions from Gross Sales used to determine Net Sales and any Net Sales described in Section 6.4(d)), and (ii) (A) the calculation of the Revenue Payment payable to the Purchasers for the applicable calendar quarter, identifying, on a country-by-country basis, the number of units of each Product sold by Company, its Affiliates and each Licensee and (B) foreign currency exchange rates used (which shall be rates of exchange determined in a manner consistent with Company’s method for calculating rates of exchange in the preparation of Company’s annual financial statements in accordance with accounting principles generally accepted in the United States); provided that, for any reports received by Company with respect to Product Net Sales by Licensees [***] prior to the Quarterly Deadline, Company shall deliver to the Purchasers the relevant information from such reports in the following calendar quarter’s report.

(c)Any payments required to be made by either party under this Agreement shall be made in U.S. dollars via electronic funds transfer or wire transfer of immediately available funds. Payments required to be made by Purchasers shall be made to such bank account as Company shall designate in writing prior to the date of such payment. Payments required to be made by Company shall be made to Purchaser’s Representative’s Account, and Purchaser’s Representative shall promptly distribute to each Purchaser, according to such Purchaser’s written instructions, such Purchaser’s applicable  Pro Rata Share of all such payments so received by Purchaser’s Representative.

(d)At any time after [***], Company shall have the right, but not the obligation (the “Repurchase Option”), exercisable upon [***] written notice to Purchaser’s Representative, to repurchase the Revenue Participation Rights from the Purchasers for a price equal to the Repurchase Price. In order to exercise the Repurchase Option, Company shall deliver written notice to Purchaser’s Representative of its election to so repurchase the Revenue Participation Rights not [***] prior to the proposed closing date (the “Repurchase Option Closing Date”); provided, however, that such notice may state that it is conditioned upon the effectiveness of any financing transaction or one or more other events specified therein (including the occurrence of a Change of Control), in which case such notice may be revoked by Company (by notice to Purchaser’s Representative on or prior to the specified effective date) if such condition is not satisfied. On the Repurchase Option Closing Date, Company shall repurchase from each Purchaser its Revenue Participation Right at the Repurchase Price in cash, the payment of which shall be made by wire transfer of immediately available funds to Purchaser’s Representative for the account of the Purchasers. Immediately upon exercise by Company of the Repurchase Option and the payment by Company to the Purchasers of the Repurchase Price, each Purchaser shall be deemed to have automatically assigned to Company all right, title, and interest in and to its Revenue Participation Right.

(e)In the event of a Change of Control of Company prior to the Revenue Payment Termination Date, Company shall provide the Purchasers with [***] advance written notice (or written notice as soon as practicable, if [***] advance notice is not practicable) of such Change of Control, and prior to or simultaneous with the consummation of such Change of Control, pay to the Purchasers an amount equal to the Change of Control Repurchase Price on the date of such Change of Control (the “Change of Control Payment”).  Upon consummation of a Change of Control and receipt by the Purchasers of the Change of Control Payment, this Agreement will terminate in accordance with Section 9.2.

Section 6.3Inspections and Audits of Company. Following [***] the Revenue Payment Termination Date, upon at least [***] written notice and during normal business hours, no more frequently than [***], the Purchasers may cause an inspection and/or audit by an independent public accounting firm reasonably acceptable to Company to be made of Company’s books of account for the [***] prior to the audit for the purpose of determining the correctness of Revenue Payments made under this Agreement. Upon the Purchasers’ reasonable request, no more frequently than [***] while any Out-License remains in effect, Company shall use Commercially Reasonable Efforts to exercise any rights it may have under any Out-License relating to a Product to cause an inspection and/or audit by an independent public accounting firm to be made of the books of account of any counterparty thereto for the purpose of determining the correctness of Revenue Payments made under this Agreement. All of the out-of-pocket expenses of any inspection or audit requested by the Purchasers hereunder (including the fees and expenses of such independent public accounting firm designated for such purpose) shall be borne solely by the Purchasers, unless the independent public accounting firm determines that Revenue Payments previously paid during the period of the audit were underpaid by an amount [***] of the Revenue Payments actually paid during such period, in which case such expenses shall be borne by Company. Any such accounting firm shall not disclose the confidential information of Company or any such Licensee relating to a Product to the Purchasers, except to the extent such disclosure is necessary to determine the correctness of Revenue Payments or otherwise would be included in a Report. All information obtained by the Purchasers as a result of any such inspection or audit shall be Confidential Information subject to Article 8. If any audit discloses any underpayments by Company to the Purchasers, then such underpayment, shall be paid by Company to the Purchasers within [***] of it being so disclosed. If any audit discloses any overpayments by Company to the Purchasers, then Company shall have the right to credit the amount of the overpayment against each subsequent quarterly Revenue Payment due to the Purchasers until the overpayment has been fully applied. If the overpayment is not fully applied prior to the final quarterly Revenue Payment due hereunder, the Purchasers shall promptly refund an amount equal to any such remaining overpayment.

Section 6.4Intellectual Property Matters.

(a)[***] Company shall provide to the Purchasers a copy of any written notice received by Company from a Third Party alleging or claiming that the making, having made, using, importing, offering for sale or selling of a Product infringes or misappropriates any Patents or other intellectual property rights of such Third Party, together with, to the extent permitted in any applicable confidentiality obligations owed to Third Parties, copies of material correspondence sent or received by Company related thereto, as soon as practicable and in any event not more than [***] following such delivery or receipt.

(b)Company shall promptly inform the Purchasers of any infringement by a Third Party of any Patent Right of which Company gains Knowledge, [***]. Without limiting the foregoing, to the extent permitted under any obligations of confidentiality owed to Third Parties, Company shall provide to the Purchasers a copy of any written notice of any suspected infringement of any Patent Rights delivered or received by Company, [***], as well as copies of material correspondence related thereto, as soon as practicable and in any event not more than [***] following such delivery or receipt. Company shall use Commercially Reasonable Efforts to diligently enforce and defend, or, to the extent Company does not have the right to do so under any applicable Out-License, exercise its rights to cause applicable Licensees to enforce and defend, any Patent Rights, other than those to which Company has a nonexclusive license and [***], including by bringing any legal action for infringement or defending any counterclaim of invalidity or unenforceability or action of a Third Party for declaratory judgment of non-infringement or non-interference.

(c)From and after the date hereof and until the Revenue Payment Termination Date, within [***] of initiating, or permitting a Licensee to initiate, an enforcement action regarding any suspected infringement by a Third Party of any Patent Right [***] or defending any counterclaim of invalidity or unenforceability or action of a Third Party for declaratory judgment of non-infringement or non-interference [***], Company shall provide the Purchasers with written notice of such action, to the extent permitted under any obligations of confidentiality owed to Third Parties.

(d)If Company recovers monetary damages from a Third Party in an action brought for such Third Party’s infringement of any Patent Rights relating to a Product, [***], where such damages, whether in the form of judgment or settlement, are awarded for such infringement of such Patent Rights, (i) such recovery will be allocated first to the reimbursement of any expenses incurred by Company (or any party to an In-License or Permitted License of such Patent Rights entitled to such reimbursement under any such In-License or Permitted License) in bringing such action (including all reasonable attorney’s fees), (ii) any remaining amounts will be reduced, if applicable, to comply with allocation of recovered damages with licensors of such Patent Rights required under any In-Licenses or Permitted License of such Patent Rights under any such In-License or Permitted License, if any, and (iii) any residual amount of such damages after application of (i) and (ii) will be treated as Net Sales with respect to the applicable Product.

(e)[***].

Section 6.5In-Licenses.

(a)Company shall promptly (and in any event within [***]) provide the Purchasers with (i) executed copies of any In-License entered into by Company or its Affiliates, and (ii) executed copies of each amendment, supplement, modification or written waiver of any provision of any In-License.

(b)Company shall use Commercially Reasonable Efforts to comply in all material respects with its obligations under any In-Licenses it enters into and shall not take any action or forego any action that would reasonably be expected to result in a material breach thereof. Promptly, and in any event within [***], after receipt of any written notice from a counterparty to any In-License or its Affiliates of an alleged material breach under any In-License, Company shall provide Purchaser’s Representative and the Purchasers a copy thereof, to the extent permitted under any obligations of confidentiality owed to Third Parties. Company shall use its Commercially Reasonable Efforts to cure any material breaches by it under any In-License and shall give written notice to the Purchasers upon curing any such breach. Company shall provide the Purchasers with written notice following Company gaining Knowledge of a counterparty’s material breach of its obligations under any In-License. Company shall not terminate any In-License without providing the Purchasers prior written notice. Promptly, and in any event within [***] following Company’s notice to a counterparty to any In-License of an alleged breach by such counterparty under any such In-License, Company shall provide the Purchasers a copy thereof.

Section 6.6Out-Licenses.

(a)Company shall promptly (and in any event within [***] of any relevant event) provide the Purchasers with (i) executed copies of each Out-License, (ii) executed copies of each amendment, supplement, modification or written waiver of any material provision of an Out-License (excluding, in the case of the preceding clauses (i) and (ii), agreements with manufacturers, distributors, contract sales forces and other Commercialization vendors solely for the manufacture, distribution, contract sales, or other services on behalf of Company or its Subsidiaries and any agreements, in each case, [***]), and (iii) copies of any and all royalty and similar reports delivered to Company pursuant to an Out-Licenses (other than pursuant to the CStone License).

(b)Company shall include in all Out-Licenses it enters into after the date hereof provisions permitting Company to audit such Licensee and shall use commercially reasonable efforts to include terms and conditions consistent in all material respects with the Purchasers’ rights to audit Company set forth in Section 6.3.

(c)Company shall provide the Purchasers written notice of a Licensee’s material breach of its obligations under any Out-License, [***], promptly (and in any event within [***] of Company gaining Knowledge of such breach).

(d)Company shall provide the Purchasers with written notice promptly (and in any event within [***]) following the termination of any Out-License.

(e)Company shall use commercially reasonable efforts to ensure that all Product Agreements entered into after the date hereof permit the disclosure of information to be provided thereunder to Purchaser’s Representative and the Purchasers, any purchaser or prospective purchaser in a foreclosure or other transfer of all or any portion of the Collateral (subject to customary confidentiality obligations).

Section 6.7Protective Covenants.  Company shall not, and shall not permit any Subsidiary to, without the prior written consent of Purchaser Representative:

(a)forgive, release or compromise any amount owed to Company or its Subsidiaries or its Affiliates that would constitute the Revenue Payments, other than in the ordinary course of business;

(b)enter into or permit to exist any Restricted License;

(c)enter into or permit to exist any Out-License, except Permitted Licenses;

(d)prior to the Minimum Return Date, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any Collateral, except Permitted Liens; or

(e)enter into any Royalty Monetization Transaction, other than a Royalty Monetization Transaction in respect of payments owed to Company under the CStone License, with respect to the Collateral or any Product or Product Rights.

Section 6.8[***]

Section 6.9Use of Proceeds; Diligence.

(a)All amounts paid by the Purchasers to Company under this Agreement will be used by Company for activities related to research, preclinical development, clinical development, Marketing Approval, and/or Commercialization of the Products, with any excess funds to be used for working capital and general corporate purposes.

(b)Company shall use Commercially Reasonable Efforts [***].

Section 6.10Efforts to Consummate Transactions. Subject to the terms and conditions of this Agreement, each of Company and the Purchasers will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable law to consummate the transactions contemplated by this Agreement. Each of Purchaser’s Representative, the Purchasers and Company agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Section 6.11Further Assurances. After the Effective Date, Company and the Purchasers agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to give effect to the transactions contemplated by this Agreement.

Section 6.12Security Interest. Notwithstanding anything herein to the contrary, Company shall not enter into any contracts or arrangement or otherwise knowingly take any action or knowingly fail to act in a manner that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchasers’ interest in the Revenue Participation Rights or the security interests granted hereunder or under the other Transaction Documents.

Section 6.13Certain Tax Matters.

(a)Notwithstanding the accounting treatment therefor and unless otherwise required by applicable Law, for all U.S. federal and applicable state and local tax purposes, Company and the Purchasers shall treat the Purchasers’ payment of the Purchase Price as received by Company in a taxable sale of the Revenue Participation Rights and not as an equity or debt interest in Company. The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 6.13(a) on any tax return or in any audit or other tax-related administrative or judicial proceeding unless otherwise required by applicable Law. If there is an inquiry by any Governmental Authority of the Seller or the Purchasers related to this Section 6.13, the parties hereto shall cooperate with each other in responding to such inquiry in a commercially reasonable manner consistent with this Section 6.13.

(b)Company will, and will cause each of its Subsidiaries to, file all Tax returns required to be filed by or with respect to Company or any of its Subsidiaries and timely pay all Taxes imposed upon or with respect to it or any of its properties, assets, income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay imposition of any penalty, fine or Lien resulting from the non-payment thereof.  Company will not, nor will it permit any of its Subsidiaries to  file or consent to the filing of any consolidated income tax return with any Person (other than Company or its Subsidiaries).

(c)Any and all payments by Company to the Purchasers shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by Company (a “Withholding Payment”), then Company shall be entitled to withhold and deduct (or cause to be withheld and deducted) from any amount payable under this Agreement to the Purchasers any Tax that it is required to withhold and deduct under applicable law and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law; provided that the amount payable by Company to the Purchasers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Paragraph), the Purchasers receive an amount equal to the sum they would have received had no such deduction or withholding been made (such additional amount, the “Gross-Up Amount”); provided further that if a Withholding Payment is required as a result of (i) an assignment pursuant to Section 11.4 after the Effective Date or (ii) a Purchaser’s failure to provide an IRS Withholding Form pursuant to Section 6.13(d), then, in each case, Company shall not be obligated to pay the relevant Purchaser the Gross-Up Amount with respect to such Withholding Payment except in the case of an assignment to the extent a Gross-Up Amount was payable immediately prior to such assignment. In the case of any Withholding Payment, Company shall furnish the Purchaser’s Representative with proper evidence of the taxes withheld and deducted and remitted to the relevant taxing authority. Company shall not take any position (including in any Tax return, filing or similar Tax matter or in any contract, license, sale, or similar agreement) that would require any Person making payments to Company to treat the Purchasers as the recipients of such payments for Tax purposes.  Company shall not provide any forms submitted to Company by Purchasers pursuant to Section 6.13(d) to any to any Third-Party (other than the IRS in connection with any applicable Tax audit, inquiry, or investigation of Company). Company and the Purchasers shall cooperate and use commercially reasonable efforts to reduce or eliminate any Withholding Payments in respect of payments made under this Agreement.

(d)On or before the Effective Date, the Purchaser’s Representative shall deliver one of the following with respect to each of the Purchasers: (i) IRS Form W-9, (ii) IRS Form W-8BEN-E claiming treaty benefits under a double taxation treaty in a manner qualifying for a zero percent (0%) withholding rate with respect to each of “royalties,” “interest,” and “other income,” (iii) IRS Form W-8IMY to which the forms set forth in the preceding (i) and (ii) are attached, or (iv) other applicable IRS Form W-8 that indicates no Withholding Payment is required (or, in each case, any successor or other applicable form prescribed by the U.S. Internal Revenue Service) (in each case ((i) through (iv)), the “IRS Withholding Form”).  The Purchaser’s Representative, from time to time after the Effective Date, whenever there is an assignment to a new Purchaser pursuant to Section 11.4, or there is a lapse in time (or change in circumstances) that renders the prior IRS Withholding Form provided hereunder obsolete or inaccurate in any respect, shall promptly deliver to Company a new and duly executed IRS Withholding Form of the relevant Purchaser.

(e)On or before the Effective Date, Company shall deliver to the Purchaser’s Representative a duly executed IRS Form W-9. Company, from time to time after the Effective Date, whenever there is a lapse in time (or change in circumstances) that renders such IRS Form W-9 provided hereunder obsolete or inaccurate in any respect, shall promptly deliver to the Purchaser’s Representative a new and duly Executed IRS Form W-9 (or other successor or other applicable form prescribed by the U.S. Internal Revenue Service) of Company.

Section 6.14Anti-Terrorism Laws.  Neither Company, nor any of its Subsidiaries or Affiliates [***] shall:

(a)conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person;

(b)deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs; or

(c)engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the USA PATRIOT Act or any other Anti-Terrorism Law.

Company shall deliver to the Purchaser Representative any certification reasonably requested from time to time by the Purchaser Representative, confirming Company’s compliance with this Section 6.14.

Section 6.15Anti-Corruption Laws.  Company shall not use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of the Purchase Price for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

ARTICLE 7

INDEMNIFICATION

Section 7.1General Indemnity. From and after the Effective Date:

(a)Company hereby agrees to indemnify, defend and hold harmless Purchaser’s Representative, the Purchasers and their respective Affiliates and its and their directors, managers, trustees, officers, agents and employees (the “Purchaser Indemnified Parties”) from, against and in respect of all Losses suffered or incurred by the Purchaser Indemnified Parties to the extent arising out of or resulting from [***]; and

(b)each Purchaser hereby agrees to indemnify, defend and hold harmless Company and its Affiliates and its and their directors, officers, agents and employees (the “Company Indemnified Parties”) from, against and in respect of all Losses suffered or incurred by Company Indemnified Parties to the extent arising out of or resulting from [***].

Section 7.2Notice of Claims. If either a Purchaser Indemnified Party, on the one hand, or a Company Indemnified Party, on the other hand (such Purchaser Indemnified Party on the one hand and such Company Indemnified Party on the other hand being hereinafter referred to as an “Indemnified Party”), has suffered or incurred any Losses for which indemnification may be sought under this Article 7, the Indemnified Party shall so notify the other party from whom indemnification is sought under this Article 7 (the “Indemnifying Party”) promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred. If any claim, action, suit or proceeding is asserted or instituted by or against a Third Party with respect to which an Indemnified Party intends to claim any Loss under this Article 7, such Indemnified Party shall promptly notify the Indemnifying Party of such claim, action, suit or proceeding and tender to the Indemnifying Party the defense of such claim, action, suit or proceeding. A failure by an Indemnified Party to give notice and to tender the defense of such claim, action, suit or proceeding in a timely manner pursuant to this Section 7.2 shall not limit the obligation of the Indemnifying Party under this Article 7, except to the extent such Indemnifying Party is actually prejudiced thereby.

Section 7.3Limitations on Liability(a). Except for claims arising from a breach of confidentiality obligations under Article 8 or in cases of fraud, gross negligence or willful misconduct, no party hereto shall be liable for any lost profits or consequential, punitive, special, indirect or incidental damages under this Article 7 (and no claim for indemnification hereunder shall be asserted) as a result of any breach or violation of any covenant or agreement of such party (including under this Article 7) in or pursuant to this Agreement. Notwithstanding the foregoing, the Purchaser Indemnified Parties shall be entitled to make indemnification claims, in accordance with Article 7, for Losses that include any portion of the Revenue Payments that the Purchasers were entitled to receive but did not receive timely or at all due to any indemnifiable events under this Agreement, and such portion of the Revenue Payments shall not be deemed consequential, punitive, special, indirect, incidental damages or lost profits for any purpose of this Agreement. Other than with respect to any fraud or willful misconduct, (a) [***] and (b) Company shall not have any liability for Losses under Section 7.1(a) unless and until the aggregate amount of all Losses incurred by the Purchaser Indemnified Parties equals or exceeds [***], in which case Company shall be liable for Losses including such amount.

Section 7.4Exclusive Remedy. Except as set forth in Section 11.12 [***], from and after Effective Date, the rights of the parties hereto pursuant to (and subject to the conditions of) this Article 7 shall be the sole and exclusive remedy of the parties hereto and their respective Affiliates with respect to any Losses (whether based in contract, tort or otherwise) resulting from or relating to any breach of the representations, warranties covenants and agreements made under this Agreement or any certificate, document or instrument delivered hereunder, and each party hereto hereby waives, to the fullest extent permitted under applicable law, and agrees not to assert after Effective Date, any other claim or action in respect of any such breach. Notwithstanding the foregoing, claims for fraud, gross negligence, or willful misconduct shall not be waived or limited in any way by this Article 7.

Section 7.5Tax Treatment of Indemnification Payments. For all purposes hereunder, any indemnification payments made pursuant to this Article 7 will be treated as an adjustment to the Purchase Price for tax purposes to the fullest extent permitted by applicable law.

ARTICLE 8

CONFIDENTIALITY

Section 8.1Confidentiality. Except as provided in this Article 8, Section 11.4 or otherwise agreed in writing by the parties, the parties hereto agree that, during the term of this Agreement and for [***] thereafter, each party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any information furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to this Agreement (such information, “Confidential Information” of the Disclosing Party), except for that portion of such information that:

(a)was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement or any other agreement;

(d)is independently developed by the Receiving Party or any of its Affiliates, as evidenced by written records, without the use of or reference of the Confidential Information; or

(e)is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party without obligations of confidentiality with respect thereto.

Section 8.2Authorized Disclosure.

(a)Either party may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations:

(i)disclosures of such information to such Person’s Affiliates and to their agents, advisors, directors, officers, and shareholders (and to other persons authorized by a Purchaser or

Purchaser’s Representative to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 8.2);

(ii)disclosure to any rating agency when required by it;

(iii)prosecuting or defending litigation;

(iv)complying with applicable laws and regulations, including regulations promulgated by securities exchanges;

(v)complying with a valid order of a court of competent jurisdiction or other Governmental Authority;

(vi)for regulatory, Tax or customs purposes;

(vii)for audit purposes, provided that each recipient of Confidential Information must be bound by customary and reasonable obligations of confidentiality and non-use prior to any such disclosure;

(viii)disclosure to its Affiliates and Representatives on a need-to-know basis, provided that each such recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use at least as stringent as those imposed upon the parties hereunder prior to any such disclosure;

(ix)upon the prior written consent of the Disclosing Party;

(x)disclosure to its actual and potential investors and financing sources, or potential partners, collaborators or acquirers, and their respective accountants, financial advisors and other professional representatives, provided, that each recipient of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure;

(xi)disclosures of such information by the Purchaser Representative or any Purchaser to any actual or potential investors, members, and partners of Purchaser Representative or any Purchaser or their Affiliates, provided,  that such disclosure shall be made only to the extent customarily required to consummate or perform its obligations under such investment or to satisfy its disclosure obligations to such members and partners, and that each recipient of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure;

(xii)as is reasonably required in connection with a permitted assignment or participation pursuant to Section 11.4; and

(xiii)disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each party shall make reasonable efforts to notify the other party of any request by any Governmental Authority or representative thereof (with respect to any Purchaser, other than any such request in connection with any examination of the financial condition or other routine examination of such Purchaser by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.

Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.  Notwithstanding the foregoing, on or after the Effective Date, Purchaser’s Representative and any Purchaser may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of Company) (collectively, “Trade Announcements”).  Neither Company nor its Affiliates shall issue any Trade Announcement or disclose the name of any Purchaser’s Representative or any Purchaser except (A) disclosures required by applicable law, regulation, rule (including stock exchange and SEC rules) or legal process or (B) with the prior approval of Purchaser’s Representative and such Purchaser.

(b)In the event the Receiving Party is required are required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 8.2(a)(i), (iv), (v) or (vi) (other than by Company in its reports filed or furnished to the SEC or any registration statement filed with the SEC), it will, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure and use reasonable efforts to secure confidential treatment of such information. The Purchasers and the Purchaser’s Representative acknowledge that it will be necessary for Company to file this Agreement with the SEC and to make other public disclosures regarding the terms of this Agreement and payments made under this Agreement in its reports filed with the SEC and any registration statement it may file with the SEC, and Company will provide the Purchaser’s Representative a reasonable opportunity to review and comment on (and request) any proposed redactions to the copy of this Agreement filed with the SEC as well as on such other public disclosures, provided that Company shall not be required to provide Purchaser’s Representative the opportunity to review and comment on any disclosure substantively identical to any disclosure previously reviewed and commented upon by Purchaser’s Representative (except for disclosure of any previously redacted information).

(c)Notwithstanding anything set forth in this Agreement, materials and documentation relating to Company’s Intellectual Property Rights may be only disclosed to or accessed by Purchaser’s Representative, the Purchasers and their attorneys and auditors, without further disclosure to any other Representative of any such Person. In any event, the Purchasers shall not file any patent application based upon or using the Confidential Information of Company provided hereunder.

ARTICLE 9

TERMINATION

Section 9.1Mutual Termination. This Agreement may be terminated by mutual written agreement of the Purchasers and Company.

Section 9.2Automatic Termination. Unless earlier terminated as provided in Section 9.1, following the Effective Date, this Agreement shall continue in full force and effect until [***] after the Revenue Payment Termination Date, at which point this Agreement shall automatically terminate, except with respect to any rights that shall have accrued prior to such termination.  In addition, notwithstanding anything to the contrary herein, either Company or the Purchasers may terminate this Agreement in the event the Purchase Price has not been funded by August 5, 2022 (other than due to a breach or failure of such party to comply with the provisions of Article 5).

Section 9.3Survival. Notwithstanding anything to the contrary in this Article 9, the following provisions shall survive termination of this Agreement: (c) Section 6.3 (Inspections and Audits of Company) (for [***] following termination of this Agreement) Article 7 (Indemnification), Article 8 (Confidentiality) (for the time period stated therein), this Section 9.3 (Survival) and Article 11 (Miscellaneous). Termination of the Agreement shall not relieve any party of liability in respect of breaches under this Agreement by any party on or prior to termination.

ARTICLE 10

PURCHASER’S REPRESENTATIVE

Section 10.1Appointment of Purchaser’s Representative.

(a)Garnich is hereby appointed Purchaser’s Representative hereunder and under the other Transaction Documents and each Purchaser hereby authorizes Garnich, in such capacity, to act as its agent in accordance with the terms hereof and the other Transaction Documents to perform, exercise and enforce any and all other rights and remedies of the Purchasers with respect to Company, the Revenue Payments, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by Purchaser’s Representative of the rights and remedies specifically authorized to be exercised by Purchaser’s Representative by the terms of this Agreement or any other Transaction Document.

(b)Purchaser’s Representative hereby agrees to act upon the express conditions contained herein and the other Transaction Documents, as applicable.  The provisions of this Article 10 are solely for the benefit of Purchaser’s Representative and Purchasers and neither Company nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, Purchaser’s Representative shall act solely as an independent agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

Section 10.2Powers and Duties.  Each Purchaser irrevocably authorizes Purchaser’s Representative to take such action on such Purchaser’s behalf and to exercise such powers, rights and remedies hereunder and under the other Transaction Documents as are specifically delegated or granted to Purchaser’s Representative by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Purchaser’s Representative shall have only those duties and responsibilities that are expressly specified herein and the other Transaction Documents.  Purchaser’s Representative may exercise such powers, rights and remedies and perform such duties by or through its agents or employees Purchaser’s Representative shall not have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Purchaser; and nothing herein or any of the other Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon Purchaser’s Representative any obligations in respect hereof or any of the other Transaction Documents except as expressly set forth herein or therein.

Section 10.3General Immunity.

(a)No Responsibility for Certain Matters.  Purchaser’s Representative shall not be responsible to any Purchaser for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Transaction Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Purchaser’s Representative to the Purchasers or by or on behalf of Company or any of its Subsidiaries to Purchaser’s Representative or any Purchaser in connection with the Transaction Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any of its Subsidiaries or any other Person liable for the payment of any Revenue Payments or other Secured Obligations, nor shall Purchaser’s Representative be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or as to the use of the proceeds of the Purchase Price [***] or other breach of this Agreement or the other Transaction Documents or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, Purchaser’s Representative shall not have any liability arising from confirmations of the amount of outstanding Revenue Payments or the component amounts thereof.

(b)Exculpatory Provisions.  Neither Purchaser’s Representative nor any of its officers, partners, directors, employees or agents shall be liable to Purchasers for any action taken or omitted by Purchaser’s Representative under or in connection with any of the Transaction Documents except to the extent caused by Purchaser’s Representative’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.  Purchaser’s Representative shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Transaction Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Purchaser’s Representative shall have received instructions in respect thereof from the Majority Purchasers and, upon receipt of such instructions from the Majority Purchasers, Purchaser’s Representative shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) Purchaser’s Representative shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Purchaser shall have any right of action whatsoever against Purchaser’s Representative as a result of Purchaser’s Representative acting or (where so instructed) refraining from acting hereunder or any of the other Transaction Documents in accordance with the instructions of Majority Purchasers.

(c)Notice of Default.  Purchaser’s Representative shall not be deemed to have knowledge or notice of [***] or other breach of this Agreement or the other Transaction Documents, [***].

Section 10.4Purchaser’s Representative Entitled to Act as Purchaser.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Purchaser’s Representative in its individual capacity as a Purchaser hereunder.  With respect to its participation in this Agreement and the other Transaction Documents as a Purchaser, Purchaser’s Representative shall have the same rights and powers hereunder as any other Purchaser and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Purchaser” shall, unless the context clearly otherwise indicates, include Purchaser’s Representative in its individual capacity.  Purchaser’s Representative and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to the Purchasers.

Section 10.5Purchasers’ Representations, Warranties and Acknowledgment

(a)Each Purchaser represents and warrants to Purchaser’s Representative that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the entry into this Agreement, the other Transaction Documents and the transactions contemplated hereunder and thereunder and that it has made and shall continue to make its own appraisal of the condition (financial and otherwise) of Company and its Subsidiaries.  Purchaser’s Representative shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Purchasers or to provide any Purchaser with any credit or other information with respect thereto, whether coming into its possession before paying the Purchase Price or at any time or times thereafter, and Purchaser’s Representative shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Purchasers.

(b)Each Purchaser, by delivering its signature page to this Agreement and funding its Purchase Price on the Funding Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Document and each other document required to be approved by Purchaser’s Representative, Majority Purchasers or Purchasers, as applicable on the Effective Date and Funding Date, as applicable.

(c)Each Purchaser (i) represents and warrants to Purchaser’s Representative that as of the Effective Date neither such Purchaser nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt, indebtedness or capital stock of Company or any of its Subsidiaries  (other than any Indebtedness under the Senior Secured Credit Agreement) and (ii) covenants and agrees with Purchaser’s Representative that from and after the Effective Date neither such Purchaser nor its Affiliates and Related Funds shall purchase any such trade debt, indebtedness or capital stock described in the preceding clause (i) without the prior written consent of Purchaser’s Representative.

(d)Right to Indemnity.  EACH PURCHASER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY PURCHASER’S REPRESENTATIVE, ITS AFFILIATES AND ITS RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF PURCHASER’S REPRESENTATIVE (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY COMPANY OR A SUBSIDIARY OF COMPANY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER TRANSACTION DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, NO PURCHASER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER.  IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH

ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY PURCHASER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT IN EXCESS OF SUCH PURCHASER’S PRO RATA SHARE THEREOF; AND PROVIDED FURTHER, THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY PURCHASER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.

Section 10.6Successor Purchaser’s Representative.

(a)Purchaser’s Representative may resign at any time by giving [***] (or such shorter period as shall be agreed by the Majority Purchasers) prior written notice thereof to the Purchasers and Company.  Upon any such notice of resignation, the Majority Purchasers shall have the right, upon [***] notice to Company, to appoint a successor Purchaser’s Representative.  If no successor shall have been so appointed by the Majority Purchasers and shall have accepted such appointment within [***] after the retiring Purchaser’s Representative gives notice of its resignation, then the retiring Purchaser’s Representative may, on behalf of the Purchasers appoint a successor Purchaser’s Representative from among the Purchasers.  Upon the acceptance of any appointment as Purchaser’s Representative hereunder by a successor Purchaser’s Representative that successor Purchaser’s Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Purchaser’s Representative, and the retiring Purchaser’s Representative shall promptly (i) transfer to such successor Purchaser’s Representative all sums, securities or capital stock and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Purchaser’s Representative under the Transaction Documents, and (ii) execute and deliver to such successor Purchaser’s Representative such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Purchaser’s Representative of the security interests created under the Security Documents, whereupon such retiring Purchaser’s Representative shall be discharged from its duties and obligations hereunder.  After any retiring Purchaser’s Representative’s resignation hereunder as Purchaser’s Representative, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Purchaser’s Representative hereunder.

(b)Notwithstanding anything herein to the contrary, Purchaser’s Representative may assign its rights and duties as Purchaser’s Representative, as applicable, hereunder to an Affiliate of Garnich without the prior written consent of, or prior written notice to, Company or the Purchasers; provided that Company and the Purchasers may deem and treat such assigning Purchaser’s Representative as Purchaser’s Representative for all purposes hereof, unless and until such assigning Purchaser’s Representative provides written notice to Company and the Purchasers of such assignment.  Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Purchaser’s Representative hereunder and under the other Transaction Documents.

(c)Purchaser’s Representative may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Transaction Document by or through any one or more sub-agents appointed by Purchaser’s Representative.  Purchaser’s Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory, indemnification and other provisions of Section 10.3, Section 10.6 and of this Section 10.7 shall apply to any of the Affiliates of Purchaser’s Representative and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Purchaser’s Representative.  All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 10.3, Section 10.6 and of this Section 10.7 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Purchaser’s Representative, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Company, its Subsidiaries or Affiliates and the Purchasers, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Purchaser’s Representative and not to any of Company, and of its Subsidiaries or Affiliates, any Purchaser or any other Person and no such Persons shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 10.7Collateral Documents.

(a)Purchaser’s Representative under Security Documents.  Each Purchaser hereby further authorizes Purchaser’s Representative, on behalf of and for the benefit of the Purchasers, to be the agent for and representative of the Purchasers with respect to the Collateral, the Security Documents and any guaranty of the Obligations.  Without further written consent or authorization from Purchasers, Purchaser’s Representative (i) may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other transfer of assets to which the Purchasers have unanimously consented in writing, and (ii) shall (A) enter into the Intercreditor Agreement, (B) enter into an intercreditor agreement, in form and substance satisfactory to Purchaser’s Representative in its sole discretion, with respect to any Indebtedness of Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge the Senior Secured Credit Facility, (C) enter into an intercreditor agreement as provided in the definition of Permitted ABL Facility (such intercreditor agreements referenced in this clause (ii), each a “Permitted Intercreditor Agreement”), and (D) if requested by Company, enter into customary non-disturbance agreements, in form and substance reasonably satisfactory to Purchaser’s Representative, in connection with the entry by Company or any of its Subsidiaries into a Permitted License.

(b)Right to Realize on Collateral.  Anything contained in any of the Transaction Documents to the contrary notwithstanding, Company, Purchaser’s Representative and each Purchaser hereby agree that (i) no Purchaser shall have any right individually to realize upon any of the Collateral or to enforce any guaranty of the Obligations, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Purchaser’s Representative, on behalf of Purchasers in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by Purchaser’s Representative, and (ii) in the event of a foreclosure by Purchaser’s Representative on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Purchaser’s Representative or any Purchaser may be the purchaser of any or all of such Collateral at any such sale and Purchaser’s Representative, as agent for and representative of Secured Parties (as defined in the Security Agreement) (but not any Purchaser or Purchasers in its or their respective individual capacities unless Majority Purchasers shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Purchaser’s Representative at such sale.

Section 10.8Agency for Perfection.  Purchaser’s Representative and each Purchaser hereby appoints each other Purchaser as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Purchaser’s Representative and each Purchaser hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Purchasers as secured party.  Should any Purchaser obtain possession or control of any such Collateral, such Purchaser shall notify Purchaser’s Representative thereof, and, promptly upon Purchaser’s Representative’s request therefore shall deliver such Collateral to Purchaser’s Representative or in accordance with Purchaser’s Representative’s instructions.  In addition, Purchaser’s Representative shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Transaction Documents.  Company by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.9Reports and Other Information; Confidentiality; Disclaimers.  By becoming a party to this Agreement, each Purchaser:

(a)is deemed to have requested that Purchaser’s Representative furnish such Purchaser or Purchaser’s Representative, promptly after it becomes available, a copy of each field audit or examination report with respect to Company or its Subsidiaries (each a “Field Report” and collectively, “Field Reports”) prepared by or at the request of Purchaser’s Representative, and Purchaser’s Representative shall so furnish each Purchaser with such Field Reports,

(b)expressly agrees and acknowledges that Purchaser’s Representative does not (i) make any representation or warranty as to the accuracy of any Field Report, and (ii) shall not be liable for any information contained in any Field Report,

(c)expressly agrees and acknowledges that the Field Reports are not comprehensive audits or examinations, that Purchaser’s Representative or other party performing any audit or examination will inspect only specific information regarding Company and its Subsidiaries and will rely significantly upon Company’s and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel,

(d)agrees to keep all Field Reports and other material, non-public information regarding Company and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Article 8, and

(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold Purchaser’s Representative and any other Purchaser preparing a Field Report harmless from any action the indemnifying Purchaser may take or fail to take or any conclusion the indemnifying Purchaser may reach or draw from any Field Report in connection with any loans or other credit accommodations that the indemnifying Purchaser has made or may make to Company, or the indemnifying Purchaser’s participation in, or the indemnifying Purchaser’s purchase of, Revenue Participation Rights, and (ii) to pay and protect, and indemnify, defend and hold Purchaser’s Representative, and any such other Purchaser preparing a Field Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Purchaser’s Representative and any such other Purchaser or agent preparing a Field Report as the direct or indirect result of any third parties who might obtain all or part of any Field Report through the indemnifying Purchaser or Purchaser’s Representative

In addition to the foregoing:  (x) any Purchaser may from time to time request of Purchaser’s Representative in writing that Purchaser’s Representative provide to such Purchaser a copy of any report or document provided by Company or its Subsidiaries to Purchaser’s Representative that has not been contemporaneously provided by Company or such Subsidiary to such Purchaser, and, upon receipt of such request, Purchaser’s Representative promptly shall provide a copy of same to such Purchaser, (y) to the extent that Purchaser’s Representative is entitled, under any provision of the Transaction Documents, to request additional reports or information from Company or its Subsidiaries, any Purchaser may, from time to time, reasonably request Purchaser’s Representative to exercise such right as specified in such Purchaser’s notice to Purchaser’s Representative, whereupon Purchaser’s Representative promptly shall request of Company the additional reports or information reasonably specified by such Purchaser, and, upon receipt thereof from Company or such Subsidiary, Purchaser’s Representative promptly shall provide a copy of same to such Purchaser, and (z) any time that Purchaser’s Representative renders to Company a statement regarding the Revenue Payments, Purchaser’s Representative shall send a copy of such statement to each Purchaser.

ARTICLE 11

MISCELLANEOUS

Section 11.1Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Agreement and the Exhibits and Schedules are for convenience only, do not constitute a part of this Agreement and shall not control or affect, in any way, the meaning or interpretation of this Agreement.

Section 11.2Notices.

(a)Notices Generally.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to Company, Purchaser’s Representative or any Purchaser shall be sent to such Person’s address as set forth on its signature page hereto.  Each notice hereunder shall be in writing and may be personally served or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, or [***] after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Purchaser’s Representative shall be effective until received by Purchaser’s Representative.

(b)Electronic Communications.

(i)Purchaser’s Representative and Company may, each in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Notices and other communications to the Purchasers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Purchaser’s Representative, provided that the foregoing shall not apply to notices to any Purchaser if such Purchaser has notified Purchaser’s Representative that it is incapable of receiving notices under such Article by electronic communication.

(ii)Unless Purchaser’s Representative otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A)

and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 11.3Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly following its receipt from Purchaser Representative of an invoice therefor (a) all of Purchaser’s Representative’s actual and reasonable costs and expenses of preparation, negotiation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to Purchaser’s Representative in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (c) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Purchaser’s Representative, for the benefit of the Purchasers, including filing and recording fees, expenses and taxes, stamp or documentary taxes within [***], search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Purchaser’s Representative; (d) all other actual and reasonable costs and expenses incurred by Purchaser’s Representative in connection with the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (e) [***]. Notwithstanding the foregoing, the amount obligated to be paid by Company pursuant to clauses (a) and (b) of this Section 11.3, together with all costs and expenses payable by Company and its Subsidiaries related to the Senior Secured Credit Facility and any related transactions with Purchaser’s Representative, the Purchasers and/or their Affiliates prior to the Effective Date, shall not exceed [***] without the prior written consent of Company.

Section 11.4Assignment. Except as forth in the immediately succeeding sentence, Company may not assign in whole or in part this Agreement, any of its rights or obligations hereunder, or  any of its rights in a Product, including any Product Rights, to any Person without the Purchasers’ prior written consent. Notwithstanding the foregoing, Company may assign its rights in a Product, including any Product Rights, to a Subsidiary of Company in connection with the transfer of all or substantially all of Company’s business or assets related to a Product to such Subsidiary and only if prior to or concurrently with any such transfer, (x) Company causes such Subsidiary to deliver to Purchaser’s Representative and the Purchasers a guaranty of all of the obligations of Company under this Agreement and the other Transaction Documents, and (y) concurrent with such assignment, such Subsidiary grants to Purchaser’s Representative, on behalf of and for the benefit of the Purchasers, first priority Liens on the Collateral under the Security Documents and such Liens are perfected and registered at all applicable registries in all applicable jurisdictions (subject to the terms of the Security Agreement), all to the satisfaction of Purchaser’s Representative (and the effectiveness of any assignment pursuant to this Section 11.4 shall be conditional upon satisfaction of the preceding clauses (x) and (y) to Purchaser’s Representative’s satisfaction). For the avoidance of doubt, nothing in this Section 11.4 shall restrict Company from licensing any Product Rights pursuant to a Permitted License, from transferring the Marketing Approvals for any jurisdiction (other than the United States) to a Licensee in connection with a Permitted License, or from incurring any Indebtedness.   Each Purchaser may assign its rights and obligations under this Agreement in whole or in part to any Person, provided that such assignment is not made to a pharmaceutical company developing or Commercializing precision therapies. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns. Any purported assignment in violation of this Section 11.4 shall be null and void.

Section 11.5Amendment and Waiver.

(a)No amendment, modification, termination or waiver of any provision of the Transaction Documents, or consent to any departure by Company therefrom, shall in any event be effective without the written consent of Purchaser’s Representative and the Majority Purchasers.

(b)No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No course of dealing between the parties hereto shall be effective to amend, modify, supplement or waive any provision of this Agreement.

Section 11.6Entire Agreement. This Agreement, the Exhibits annexed hereto and the Disclosure Schedule constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all other understandings and negotiations with respect thereto.

Section 11.7No Third-Party Beneficiaries. This Agreement is for the sole benefit of Company and the Purchasers and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder, except that the Indemnified Parties shall be third-party beneficiaries of the benefits provided for in Section 7.1.

Section 11.8APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 11.9CONSENT TO JURISDICTION.

(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.2 OR TO ANY PROCESS AGENT OF COMPANY SELECTED IN ACCORDANCE WITH SECTION 11.9(b) IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT ADMINSTRATIVE AGENT AND PURCHASERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)COMPANY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 11.2 OR CT CORPORATION SYSTEM, LOCATED AT 155 FEDERAL STREET, SUITE 700, BOSTON, MASSACHUSETTS 02210 AND HEREBY APPOINTS CT CORPORATION SYSTEM AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS.  ANY AND

ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST COMPANY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Section 11.10WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THE PARTIES.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.10 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 11.11Severability. If any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any situation in any jurisdiction, then, to the extent that the economic and legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to either party hereto, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and the enforceability and validity of the offending term or provision shall not be affected in any other situation or jurisdiction.

Section 11.12Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other party will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to seek to enforce specifically this Agreement and the terms and provisions hereof in any action, suit or other proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each of the parties further agrees that, in the event of any action for specific performance in respect of such breach of violation, it will not assert the defense that a remedy at law would be adequate.

Section 11.13Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other similar means of electronic transmission, including “PDF,” shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

Section 11.14Relationship of the Parties. Neither the Purchasers nor Company have any fiduciary or other special relationship with the other party or any of its Affiliates. This Agreement is not a partnership or similar agreement, and nothing contained herein shall be deemed to constitute the Purchasers and Company as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any Tax purposes. The Purchasers and Company agree that they shall not take any inconsistent position with respect to such treatment in a filing with any Governmental Authority.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

COMPANY

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Kathryn Haviland
Name: Kathryn Haviland
Title: Chief Executive Officer

PURCHASER’S REPRESENTATIVE

GARNICH ADJACENT INVESTMENTS S.À.R.L.

By:	/s/ Paul Galliver
Name: Paul Galliver
Title: Manager

PURCHASERS:

GARNICH ADJACENT INVESTMENTS S.À.R.L.

By:	/s/ Paul Galliver
Name: Paul Galliver
Title: Manager
Pro Rata Share: 100%

[Signature Page to Purchase and Sale Agreement]